Exhibit 99.II-1(c)

SHEPHERDI WEDDERBURN

THE COMPANIES ACT 1985 (AS AMENDED)
PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
BBI HOLDINGS plc
(as adopted by special resolution passed on 8 April 2004 with effect from Admission)

GLASGOW
155 ST VINCENT STREET
GLASGOW G2 5NR
DX GW 409 GLASGOW
T: 0141 688 9900    F: 0141 595 1222

www.shepwedd.co.uk

25.	Transfer of part of a holding	10

26.	Cancellation and replacement of certificates	10

CALLS ON SHARES		10

27.	Power to make calls	10

28.	Time when call made	10

29.	Liability of and receipts by joint holders	11

30.	Interest payable on non-payment	11

31.	Sums due on allotment deemed as calls	11

32.	Differentiation in calls	11

33.	Payments of calls in advance	11

FORFEITURE, SURRENDER AND LIEN		11

34.	Notice requiring payment of call on default	11

35.	Form of notice	12

36.	Forfeiture for non-compliance with notice or surrender	12

37.	Notice of forfeiture	12

38.	Annulment of forfeiture or surrender	12

39.	Sale or cancellation of forfeited or surrendered shares	12

40.	Arrears to be paid notwithstanding forfeiture or surrender	12

41.	Company to have lien on shares	13

42.	Enforcement of lien by sale	13

43.	Application of proceeds of sale	13

44.	Statutory declaration as to forfeiture, surrender or sale	13

TRANSFER OF SHARES		13

45.	Form and execution of transfers	13

46.	Suspension of registration	14

47.	Requirements for registration of transfer and refusal to register	14

48.	Notice of refusal to register	14

49.	Retention of instruments of transfer	14

50.	No fee payable for registration of transfers	14

51.	Directors’ powers to authorise transfers	15

DESTRUCTION AND PRESUMPTIONS AS TO VALIDITY OF DOCUMENTS		15

52.	Destruction and presumptions as to validity	15

ii

TRANSMISSION OF SHARES		16

53.	Transmission on death, bankruptcy, etc	16

DISCLOSURE OF INTERESTS IN SHARES		17

54.	Disclosure requirements and disenfranchisement	17

UNTRACED SHAREHOLDERS		19

55.	Power to dispose of shares	19

WRITTEN RESOLUTIONS OF THE COMPANY		20

56.	Written resolutions of the Company	20

GENERAL AND CLASS MEETINGS		20

57.	Annual general meetings	20

58.	Extraordinary general meetings	20

59.	Separate class meetings	20

LOCATION OF GENERAL MEETINGS		20

60.	General meeting procedures	20

NOTICE OF GENERAL MEETINGS		22

61.	Period of notice etc.	22

62.	Contents of notice	23

63.	Routine business	23

64.	Notice of resolutions on members’ requisitions	23

PROCEEDINGS AT GENERAL MEETINGS		24

65.	Quorum	24

66.	If quorum not present	24

67.	Chairman	24

68.	Right to attend and speak	24

69.	Adjournments	24

70.	Place and time of adjourned meetings	25

71.	Amendments to resolutions	25

72.	Methods of voting	25

73.	Declaration of result and conduct of poll	26

74.	Chairman’s casting vote	26

75.	When poll to be taken	26

76.	Continuance of meeting	26

iii

25.	Transfer of part of a holding	10

26.	Cancellation and replacement of certificates	10

CALLS ON SHARES		10

27.	Power to make calls	10

28.	Time when call made	10

29.	Liability of and receipts by joint holders	11

30.	Interest payable on non-payment	11

31.	Sums due on allotment deemed as calls	11

32.	Differentiation in calls	11

33.	Payments of calls in advance	11

FORFEITURE, SURRENDER AND LIEN		11

34.	Notice requiring payment of call on default	11

35.	Form of notice	12

36.	Forfeiture for non-compliance with notice or surrender	12

37.	Notice of forfeiture	12

38.	Annulment of forfeited or surrender	12

39.	Sale or cancellation of forfeiture or surrendered shares	12

40.	Arrears to be paid notwithstanding forfeiture or surrender	12

41.	Company to have lien on shares	13

42.	Enforcement of lien by sale	13

43.	Application of proceeds of sale	13

44.	Statutory declaration as to forfeiture, surrender or sale	13

TRANSFER OF SHARES		13

45.	Form and execution of transfers	13

46.	Suspension of registration	14

47.	Requirements for registration of transfer and refusal to register	14

48.	Notice of refusal to register	14

49.	Retention of instruments of transfer	14

50.	No fee payable for registration of transfers	14

51.	Directors’ powers to authorise transfers	15

DESTRUCTION AND PRESUMPTIONS AS TO VALIDITY OF DOCUMENTS		15

52.	Destruction and presumptions as to validity	15

(ii)

TRANSMISSION OF SHARES		16

53.	Transmission on death, bankruptcy, etc	16

DISCLOSURE OF INTERESTS IN SHARES		17

54.	Disclosure requirements and disenfranchisement	17

UNTRACED SHAREHOLDERS		19

55.	Power to dispose of shares	19

WRITTEN RESOLUTIONS OF THE COMPANY		20

56.	Written resolutions of the Company	20

GENERAL AND CLASS MEETINGS		20

57.	Annual general meetings	20

58.	Extraordinary general meetings	20

59.	Separate class meetings	20

LOCATION OF GENERAL MEETINGS		20

60.	General meeting procedures	20

NOTICE OF GENERAL MEETINGS		22

61.	Period of notice etc.	22

62.	Contents of notice	23

63.	Routine business	23

64.	Notice of resolutions on members’ requisitions	23

PROCEEDINGS AT GENERAL MEETINGS		24

65.	Quorum	24

66.	If quorum not present	24

67.	Chairman	24

68.	Right to attend and speak	24

69.	Adjournments	24

70.	Place and time of adjourned meetings	25

71.	Amendments to resolutions	25

72.	Methods of voting	25

73.	Declaration of result and conduct of poll	26

74.	Chairman’s casting vote	26

75.	When poll to be taken	26

76.	Continuance of meeting	26

(iii)

VOTES OF MEMBERS		26

77.	Right to vote	26

78.	Votes of joint holders	26

79.	Member under incapacity	26

80.	Calls in arrears	27

ADMISSIBILITY OF VOTES		27

81.	Objections to voting	27

82.	Supplementary provisions on voting	27

PROXIES		27

83.	Proxy need not be member	27

84.	Appointment and form of proxy	27

85.	Delivery of form of proxy	28

86.	Issue of forms of proxy	28

87.	Validity of forms of proxy	28

88.	Revocation of proxy, etc	29

INCORPORATED MEMBERS ACTING BY REPRESENTATIVES		29

89.	Authority of representatives	29

DIRECTORS		29

90.	Limits on number of Directors	29

91.	Director need not be member	30

92.	Directors’ fees	30

93.	Directors may be paid expenses	30

94.	Additional remuneration of Directors	30

95.	Retirement, Insurance and other benefits	30

96.	Directors’ interests	31

97.	Executive office and termination	31

98.	Delegation of powers to individual Directors	32

APPOINTMENT, DISQUALIFICATION AND RETIREMENT OF DIRECTORS		32

99.	Age limit	32

100.	Disqualification of a Director	32

101.	Retirement by rotation	33

102.	Retiring Directors eligible for re-election	33

103.	Filling rotation vacancies	34

(iv)

104.	Resolution to appoint Directors	34

105.	Eligibility for appointment	34

106.	Power of the Company to remove Directors	34

107.	Appointment by ordinary resolution or by Directors	34

ALTERNATE DIRECTORS		35

108.	Alternate directors	35

PROCEEDINGS OF DIRECTORS		36

109.	Meetings of Directors	36

110.	Authority to vote	36

111.	Quorum	36

112.	Declaration of Directors’ Interests in contracts	36

113.	Directors’ voting	37

114.	Power of Directors if number falls below minimum	38

115.	Chairman, deputy chairmen and vice-chairmen	38

116.	Resolutions in writing	38

117.	Committees of the Board	39

118.	Use of designation ‘director’	39

119.	Validity of proceedings	39

GENERAL POWERS OF DIRECTORS		39

120.	Business to be managed by the Directors	39

121.	Local boards	40

122.	Powers of attorney	40

123.	Overseas branch registers	40

124.	Cheques, etc	40

BORROWING POWERS		41

125.	General power to borrow	41

126.	Limit on borrowings	41

SECRETARY		46

127.	Secretary	46

SEALS		46

128.	Common and securities seals	46

129.	Official seal for use abroad	46

(v)

AUTHENTICATION OF DOCUMENTS		47

130.	Authentication of documents	47

MINUTES AND BOOKS		47

131.	Keeping of minutes and books	47

132.	Safeguarding of minutes and books	47

DIVIDENDS		47

133.	Declaration and apportionment of dividends	47

134.	Interim dividends	48

135.	Interest not payable	48

136.	Permitted deductions	48

137.	Retention of dividends	48

138.	Waiver of dividends	48

139.	Unclaimed dividends	48

140.	Forfeiture of unclaimed dividends	48

141.	Dividends in specie	49

142.	Payment of dividends	49

143.	Receipts where joint holders	50

144.	Scrip dividends	50

CAPITALISATION OF PROFITS AND RESERVES		51

145.	Capitalisation of profits and reserves	51

146.	Avoidance of discounts on exercise of employees’ share options	52

ACCOUNTS		52

147.	Right to inspect accounts	52

148.	Preparation and laying of accounts	52

149.	Accounts to be sent to members	52

150.	Summary financial statements	53

AUDITORS		53

151.	Validity of acts of auditors	53

152.	Rights of auditors	53

NOTICES		53

153.	Notices	53

154.	Notice to joint holders	55

155.	Notice to persons entitled by transmission	55

(vi)

156.	Untraced members	55

157.	Notices during disruption of postal services	56

158.	Deemed notice	56

159.	Successors in title bound by notice to predecessor	56

160.	Statutory requirements	56

RECORD DATES		56

161.	Record dates	56

WINDING UP		57

162.	Distribution of assets otherwise than in cash	57

PROVISIONS FOR EMPLOYEES		57

163.	Provisions for employees	57

INDEMNITY		57

164.	Indemnity of officers and employees	58

165.	Indemnity against claims in respect of shares	58

(vii)

THE COMPANIES ACT 1985 (AS AMENDED)

A PUBLIC COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

of

BBI HOLDINGS plc

(as adopted by special resolution passed on 8 April 2004 with affect from Admission)

PRELIMINARY

1.        Non-application of statutory regulations

None of any regulations or articles for the management of a company set out in any schedule to any statute, or in any statutory instrument or other subordinated legislation made under any statute, concerning companies shall apply as regulations or articles of the Company.

2.        Definitions

In these Articles (if not inconsistent with the subject or context and unless otherwise provided) the words in the first column of the table below shall have the meanings set opposite them respectively in the second column:-

Words	Meanings

“the Act”	the Companies Act 1985 (as amended);

“address”	means a portal address or, as the case may require, any number or address used for this purposes of electronic communications;

“these Articles”	these articles of association as they may be altered from time to time by special resolution;

“auditors”	the auditors for the time being of the Company;

“business day”	any day on which the London Stock Exchange is open for business;

“certificated”	in relation to a share or other security, a share or other security which is recorded in the appropriate register as being held in certificated form;

“clear days”	In relation to a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“communication”	communication as defined in section 15 of the Electronic Communications Act 2000;

“Company”	BBI Holdings plc or such other name by which the Company may for the time being be registered in accordance with the Statutes;

“Directors”	the directors from time to time of the Company or (as the context may require) those of such directors present at a duly convened meeting of the directors of the Company at which a quorum is present;

“electronic communication”	electronic communication as defined in section 15 of the Electronic Communications Act 2000;

“employees’ share scheme”	employees’ share scheme as defined in section 743 of the Act;

“execution”	includes any valid mode of execution (and “executed” shall be construed accordingly);

“holder” or “member”	in relation to shares, the person whose name is entered in the register of members as the holder of such shares;

“in writing”	written or produced by any visible substitute for writing, or partly one and partly another;

“London Stock Exchange”	means London Stock Exchange plc;

“month”	calendar month;

“office”	the registered office for the time being of the Company;

“Operator”	Operator as defined in regulation 3(1) of the Uncertificated Securities Regulations;

“Operator -Instruction”	Operator-instruction as defined in regulation 3(1) of the Uncertificated Securities Regulations;

“Ordinary Shares”	ordinary shares of 2.5 pence each in the share capital of the Company;

“paid”	paid up or credited as paid up;

“parent undertaking”	parent undertaking as defined in section 258 of the Act;

“participating issuer”	participating issuer as defined in regulation 3(1) of line Uncertificated Securities Regulations;

“recognised clearing house”	recognised clearing house as defined in section 285 of the Financial Services and Markets Act 2000 for the time being and as may from time to time be amended, replaced or re-enacted;

“recognised investment exchange”	recognised investment exchange as defined in section 285 of the Financial Services and Markets Act 2000 for the time being and as may from time to time be amended, replaced or re-enacted;

“register of members”	the register of members to be kept in accordance with section 352 of the Act;

“relevant system”	relevant system as defined in regulation 3(1) of the Uncertificated Securities Regulations;

“seal”	the common seal of the Company;

“securities seal”	an official seal kept by the Company by virtue of section 40 of the Act;

“Statutes”	the Act, the Companies Act 1989 and every other Act (including any orders, regulations or orders subordinate legislation made under any such Act) for the time being in force concerning companies and affecting the Company;

“subsidiary”	subsidiary as defined in section 736 of the Act;

“subsidiary undertaking”	subsidiary undertaking as defined in section 258 of the Act and, for the avoidance of doubt, shall be deemed to include a subsidiary;

“transfer office”	the place where the register of members is situate for the time being;

“transmission event”	death, bankruptcy or any other event giving rise to the transmission of a person’s entitlement to a share by operation of law;

“UK Listing Authority”	The Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

“uncertificated”

in relation to a share or other security, a share or other security title to which is recorded in the appropriate register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system;

“Uncertificated Securities Regulations”	the Uncertificated Securities Regulations 2001, including any modification, re-enactment or substitute regulations for the time being in force;

“undertaking”	undertaking as defined in section 259 of the Act;

“United Kingdom”	Great Britain and Northern Ireland; and
“year”	calendar year,

3.        Interpretation

In these Articles (if not inconsistent with the subject or context and unless otherwise provide):-

the expression the “Company’s bankers” means the Company’s bankers or, if the Company engages more than one bank, the Company’s principal bankers as may be selected by the Directors;

the expression “debenture” and “debenture holder” shall include “debenture stock” and “debenture stockholder” respectively;

the expressions holder or member “present in person” shall be deemed to include the presence of  an authorised representative of a corporate member and cognate expressions shall be construed accordingly;

the expression “Secretary” shall (subject to the provisions of the Statutes) include any deputy secretary, assistant secretary and any other person appointed by the Directors to perform any of the duties of the company secretary of the Company and where two or more persons are appointed to act as joint secretaries shall include any one of those persons;

any reference to days of notice in relation to a meeting shall be construed as meaning clear days;

any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

all references in these Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:-

(i)        the facilities and requirements of the relevant system;

(ii)       the extent permitted by the Uncertificated Securities Regulations; and

(iii)      the extent permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

words denoting the singular shall include the plural and vice versa and words denoting the masculine gender shall include the feminine and neuter genders;

any reference to a person shall be construed as including a reference to an undertaking;

references to any statute or statutory provision shall (if not inconsistent with the subject or context) include any statutory modification or re-enactment thereof for the time being in force;

where any of the provisions of these Articles are stated to apply to an Article referred to by its principal number only, those provisions shall apply (where relevant) to all and any Articles designated by that number and a further number;

save as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meaning in these Articles;

where for any purpose an ordinary resolution of the Company is expressed to be required under the provisions of these Articles, a special or extraordinary resolution shall also be effective; and where an extraordinary resolution is so expressed to be required, a special resolution shall also be effective; and

the table of contents and the headings and sub-headings to Articles are inserted for convenience only and do not affect the construction of these Articles.

REGISTERED OFFICE

4.        Registered office

The office shall be at such place in England and Wales as the Directors shall from time to time appoint.

BUSINESS

5.        Business activities

Any activity or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such activity or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with the same.

CAPITAL

6.        Share capital

The authorised capital of the Company at the date of adoption of these Articles as the articles of association of the Company is £600,000 divided into 24,000,000 Ordinary Shares.

7.        Redeemable shares and shares with special rights

Subject to the provisions of the Statutes:-

(i)        shares in the Company may be issued on the terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder thereof on such terms and in such manner as the Company, before the issue thereof, may determine by ordinary resolution (or, in the absence of any such determination, as the Directors may determine);

(ii)       without prejudice to any rights attached to any existing shares in the Company and subject to sub-paragraph (i) above, any shares in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether relating to dividend, return of capital, voting, conversion or otherwise, as the Company may by ordinary resolution determine (or, in the absence of any such determination, as the Directors may determine). Where the capital of the Company includes shares with different voting rights, the designation of each class of shares other than those with the most favourable voting rights shall include the words “restricted voting” or “limited voting” and where the capital of the Company includes shares which do not carry voting rights the designation of such shares shall include the word “non-voting”.

8.        Warrants to subscribe for shares

The Company may, subject to the provisions of the Statutes and of these Articles, issue warrants to subscribe for shares in the Company. Such warrants shall be issued upon such terms and subject to such conditions as may be resolved upon by the Directors including, without prejudice to the foregoing generality, terms and conditions which provide that, on a winding up of the Company, a holder of warrants may be entitled to receive out of the assets of the Company available in the liquidation pari passu with the holders of shares of the same class as the shares in respect of which the subscription rights conferred by the warrants can be exercised such a sum as he would have received had he exercised the subscription rights conferred by his warrants prior to the winding up but under deduction of the price (if any) payable on exercise of such subscription rights.

VARIATION OF CLASS RIGHTS

9.        Method of varying class rights

Whenever the share capital of the Company is divided into different classes of shares, all or any of the special rights attached to any class may, subject to the provisions of the Statutes and unless otherwise expressly provided by the rights attached to the shares of that class, be varied or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of that class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up. To every such separate general meeting all the provisions of the Statutes and of these Articles relating to general meetings of the Company and to the proceedings thereat shall, so far as applicable, apply mutatis mutandis, except that the necessary quorum shall be two persons together holding or representing by proxy at least one-third in nominal value of the issued shares of that class (but so that, if at any adjourned meeting a quorum as above defined is not present, any holder of shares of that class present in person or by proxy shall be a quorum), that any holder of shares of that class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of that class held by him. The foregoing provisions of this Article 9 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

10.      When class rights deemed not to be varied

The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of such shares or the terms upon which such shares are for the time being held, be deemed not to be varied or abrogated by the creation or issue of further shares ranking pari passu with or subsequent to the first mentioned shares or by the purchase by the Company of its own shares.

ALTERATION OF CAPITAL

11.      Increase in capital

The Company may from time to time by ordinary resolution increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

12.      New shares

All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

13.      Alterations to share capital

13.1     Consolidation, cancellation and sub-division

The Company may from time to time by ordinary resolution:-

(i)        consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(ii)       cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(iii)      sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association of the Company (subject, nevertheless, to the provisions of the Statutes), provided that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each share resulting from the sub-division shall be the same as it was in the case of the share from which the shares resulting from the sub-division are derived and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

13.2     Fractions arising

Whenever any fractions arise as a result of a consolidation and division or sub-division of shares, the Directors may on behalf of the members deal with the fractions as they think fit. In particular, without limitation, the Directors may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any amount otherwise due to a member, being not more than £3.00 or such other sum as the Directors may from time to time determine, may be retained for the benefit of the Company). Where the shares to be sold are held in certificated form the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Directors may do all acts and things they consider necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

14.      Power to purchase own shares

Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase any of its own shares (including any redeemable shares) in any manner permitted by, and in accordance with, the Statutes. Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or in accordance with the rights as to dividends or capital conferred by any class of shares.

15.      Power to reduce capital

Subject to any rights attached to any shares or warrants, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner permitted by, and in accordance with, the Statutes.

SHARES

16.      Unissued shares and allotment not at a discount

16.1     Unissued shares and treasury shares

Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise, of any resolution of the Company in general meeting passed pursuant thereto and of these Articles, the Directors shall have unconditional authority:-

(i)        to allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares in the Company to such persons, at such times and generally on such terms and conditions as the Directors may determine; and

(ii)       to sell, transfer or cancel any treasury shares, held by the Company, in accordance with the provisions of the Statutes to such persons, at such times and generally on such terms and conditions as the Directors may determine.

16.2     Shares not to be allotted at a discount

Unissued shares in the Company shall not be allotted at a discount and, save as permitted by the Statutes, shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

17.      Payment of commission

In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes to the full extent permitted by, and in accordance with, the Statutes. Any such commissions may be paid in cash or in fully or partly paid shares of the Company, or partly in one way and partly in another, as may be arranged. The Company may also on any issue of shares pay such brokerage as may be lawful.

18.      Financial assistance

The Company shall not give any financial assistance in connection with the acquisition of shares in the Company except insofar as permitted by, and in accordance with, the Statutes.

19.      Renunciation

The Directors may at any time after the allotment of any share, but before any person has been entered in the register of members as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

20.      Recognition of Interests

Except as requited by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof into the holder.

21.      Share warrants

21.1     Issue of shares warrants to bearer

The Company may, with respect to any fully paid shares, issue a warrant to bearer (referred to in these Articles as a “share warrant”) stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a shares warrant.

21.2     Conditions of issue

The powers referred to in Article 21.1 may be exercised by the Directors who may determine and vary the conditions upon which share warrants shall be issued and in particular upon which:-

(i)        a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant will be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed);

(ii)       the bearer of a share warrant shall be entitled to receive notice of and to attend, vote and demand a poll at general meetings;

(iii)      dividends will be paid; and

(iv)     a share warrant may be surrendered and the name of the holder entered in the register of members in respect of the shares specified in it.

Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto made before or after the issue of such share warrant.

CERTIFICATES

22.      Form of Certificates

22.1     Authentication and form of certificates

Notwithstanding any other provision of these Articles, the Directors may from time to time determine, either generally or in any particular case, the method by which any certificate for shares, warrants, debentures or other securities issued by the Company shall be authenticated or executed by or on behalf of the Company and, in particular the Directors (I) may dispense with the need to affix the common seal, an official seal, a securities seal or, in the case of shares on a branch register, an official seal for use in the relevant territory, to such certificate, (II) may determine the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way, and (III) may permit the signature or a facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of the person’s actual signature, and any certificate issued in accordance with the requirements of the Directors shall, as against the Company, be sufficient evidence of the title of the person named in that certificate to the share comprised in it notwithstanding any rule of law to the contrary. Every such certificate shall specify the number, class and distinguishing number (if any) of the shares, warrants, debentures or other securities to which it relates and the amount or respective amounts paid up thereon. No certificate shall be issued representing shares, warrants, debentures or other securities of more than one class. No certificate need be issued in respect of shares, warrants, debentures or other securities held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of which the Company is not required by law to complete and have ready for delivery a certificate.

22.2     Evidence and transfer of title to securities

Nothing in these Articles shall require title to any shares, warrants, debentures or other securities of the Company to be evidenced or transferred by a written instrument, the regulations from time to time made under the Statutes and the rules of the UK Listing Authority so permitting. The Directors shall have power to implement such procedures (if any) as they may think fit and as may accord with the Statutes and any regulations made thereunder and with the regulations of the UK Listing Authority for the recording and transferring of title to uncertificated securities and for the regulation of those procedures and the persons responsible for or involved in their operation.

23.      Members’ rights to certificates

Subject to the provisions of Article 22, every person whose name is entered as a member in the register of members shall be entitled without payment to a certificate for the shares registered in his names:-

(i)        In the case of issue, within one month (or such longer period as the terms of issue shall provide) after allotment;

(ii)       In the case of a transfer of fully paid shares, within one month (or such longer or shorter period (if any) as the rules of the UK Listing Authority may from time to time permit or require) after lodgement of a transfer; or

(iii)      In the case of a transfer of partly paid shares, within one month (or such longer or shorter period (if any) as the rules of the UK Listing Authority may from time to time permit or require) after lodgement of a transfer;

or (upon payment of such reasonable charge (if any) for every certificate after the first as the Directors shall from time to time determine) to several certificates, each for one or more of his shares of any one class provided that the Company shall not be bound to register more than four persons as the Joint holders of a share and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of share so held and delivery of a certificate to one of such persons shall be deemed sufficient delivery to all.

24.      Delivery of certificate to broker or agent

Delivery of a certificate for shares to a broker or agent acting in regard to the purchase or transfer of shares to which it relates shall be sufficient delivery to the purchaser or the transferee, as the case may be.

25.      Transfer of part of a holding

Where a member transfers some only of the shares comprised in a share certificate the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

26.      Cancellation and replacement of certificates

26.1     Consolidated certificates

Any two or more certificates representing shares of any one class held by any member may, at his request, be cancelled and a single new certificate for all such shares shall be issued in lieu upon payment of such reasonable charge (if any) as the Directors shall from time to time determine.

26.2     Splitting of certificates

If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request upon payment of such reasonable charge (if any) as the Directors shall from time to time determine.

26.3     Replacement of certificates

If a share certificate shall be damaged, defaced, worn out or alleged to have been lost, stolen or destroyed, it may be replaced by a new certificate on request subject to (in the case of damage, defacement or wearing out) delivery up of the certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions (if any) as to evidence and indemnity as the Directors think fit. Any such replacement certificate shall be issued without charge save that, in the case of alleged loss, theft or destruction, the person to whom a new certificate is issued shall pay to the Company any exceptional out-of-pocket expenses incidental to the investigation of evidence of loss, theft or destruction and the preparation of the requisite form of Indemnity as aforesaid.

26.4     Requests by joint holders

In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

27.      Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times. Each member shall (subject to being given at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company, at the time or times and place so specified, the amount called on his shares. A call may be required to be paid in instalments and may be either revoked or postponed by the Directors in whole or in part at any time before receipt by the Company of a sum due thereunder. Without prejudice to the lien created by Article 41, a person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

28.      Time when call made

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

29.                  Liability of and receipts by joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and any one of such persons may give an effective receipt for any return of capital payable in respect of such share.

30.                  Interest payable on non-payment

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as may be fixed by the terms upon which such shares have been issued or, if no such rate is fixed, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, three per cent per annum above the base rate of the Company’s bankers from time to time or, in the absence of such base rate, twenty per cent per annum) as the Directors may determine and shall also pay all expenses that may have been incurred by the Company by reason of such non-payment, but the Directors may, if they think fit, in any case or cases, waive payment of such interest and expenses, wholly or in part.

31.                  Sums due on allotment deemed as calls

Any such (whether on account of the nominal value of the shares or by way of premium) which by the terms of issue of a share becomes payable upon allotment or (whether by instalment or otherwise) at any fixed date shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable. In the case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

32.                  Differentiation in calls

Subject to the terms of issue, the Directors may at any time and from time to time differentiate between the allottees or holders of shares as to the amount of calls to be paid and the times of payment.

33.                  Payments of calls in advance

The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made. The Company may pay interest upon the moneys so received (until and to the extent that the same would but for such advance become payable) at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, three per cent per annum below the base rate of the Company’s bankers from time to time or, in the absence of such base rate, fifteen per cent per annum) as the member paying such moneys and the Directors may agree upon. No moneys paid up in advance of calls shall entitle the holder of a share in respect thereof to any portion of a dividend, or other payment or distribution, subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment in advance, become payable. The Directors may at any time repay moneys paid up in advance of calls upon giving to the member not less than one month’s notice in writing.

FORFEITURE, SURRENDER AND LIEN

34.                  Notice requiring payment of call on default

If a member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for payment thereof, the Directors may, at any time thereafter, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest thereon and any expenses incurred by the Company by reason of such non-payment.

35.                  Form of notice

The notice referred to in Article 34 shall name a further day (being not less than fourteen days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment in accordance therewith, the shares in respect of which the call or instalment of the call is payable will be liable to be forfeited.

36.                  Forfeiture for non-compliance with notice or surrender

If the requirements of any notice referred to in Article 34 are not compiled with, any share in respect of which such notice has been given may, at any time thereafter and before payment of all calls or instalments, interest and expenses due in respect thereof has been received by the Company, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited share and not actually paid or distributed before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

37.                  Notice of forfeiture

When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share in consequence of a transmission event, as the case may be, and an entry of such notice having been given, and of the forfeiture or surrender, with the date thereof, shall forthwith be made in the register of members opposite to the entry of the share but no forfeiture shall be, in any manner, invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

38.                  Annulment of forfeiture or surrender

Notwithstanding any forfeiture or surrender of a share pursuant to these Articles, the Directors may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of or cancelled, annul such forfeiture or surrender upon such terms as they think fit.

39.                  Sale or cancellation of forfeited or surrendered shares

A share forfeited or surrendered pursuant to these Articles shall become and be deemed to be the properly of the Company (provided that the Company shall not exercise any voting rights in respect of such share) and may (subject to the provisions of the Statutes) be sold, re-allotted or otherwise disposed of either to the person who was, before such forfeiture or surrender, the holder thereof or entitled thereto in consequence of a transmission event or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Directors may, in the case of a share in certificated form, authorise someone to execute an instrument of transfer and, in the case of a share in uncertificated form, the Directors may take such other steps (including the giving of instructions to, or on behalf of, the holder, who shall be bound by them) as they think fit to effect the transfer of the share to that person. Any share which has been so forfeited or surrendered and has not been sold, re-allotted or otherwise disposed of shall be cancelled by resolution of the Directors within the period specified in and otherwise in accordance with the Statutes.

40.                  Arrears to be paid notwithstanding forfeiture or surrender

A person, all or any of whose shares have been forfeited or surrendered, shall cease to be a member in respect of the forfeited or surrendered shares and shall, if the share is in certificated form, surrender the certificate for any share forfeited or surrendered to the Company for cancellation and such person shall, notwithstanding the forfeiture or surrender or cancellation of the shares, remain liable (unless payment is waived in whole or in part by the Directors) to pay to the Company all moneys which, at the date of forfeiture or surrender, were presently payable by him to the Company in respect of the shares, with interest thereon at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, three per cent per annum above the base rate of the Company’s bankers from time to time or, in the absence of such base rate, twenty per cent per annum) as the Directors may determine from the date of forfeiture or surrender until payment but the Directors may waive payment of such interest either wholly or in part, and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

41.                  Company to have lien on shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time or times in respect of such share. The Company shall also, insofar as is permitted by the Statutes, have a first and paramount lien on all shares (other then fully paid shares) standing registered in the name of a member (whether solely or jointly) for all the debts and liabilities of such member, or his estate, to the Company. The lien shall apply (i) notwithstanding that those debts and liabilities have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, (ii) whether or not the period for the payment or discharge of the same shall have actually arrived and (iii) notwithstanding that the same are joint debts or liabilities of such member, or his estate, and any other person, whether a member of the Company or not. The Company’s lien (if any) on a share shall extend to all dividends and other payments or distributions payable or distributable thereon or in respect thereof. The Directors may waive any lien which has arisen and may declare any share to be exempt, wholly or partially, from the provisions of this Article 41.

42.                  Enforcement of lien by safe

Without prejudice to any other right or remedy competent to the Company under these Articles or otherwise, the Directors may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless a sum, in respect of which the lien exists, is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default of such payment, shall have been given to the holder for the time being of the share or the person entitled thereto by reason of a transmission event. For the purpose of giving effect to any such sale, the Directors may authorise any person to transfer the shares sold to the purchaser.

43.                  Application of proceeds of sale

The net proceeds of a sale pursuant to the provisions of Article 42, after payment of the costs of such sale, shall be received by the Company and applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists, so far as the same are presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Directors, of the certificate of the shares sold) be paid to the person entitled to the shares at the time of the sale.

44.                  Statutory declaration as to forfeiture, surrender or sale

A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or other disposal thereof together with the share certificate (if any) delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or otherwise disposed of shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or other disposal of the share.

TRANSFER OF SHARES

45.                  Form and execution of transfers

Except as may be provided by any procedures implemented pursuant to Article 22.2, all transfers of shares shall be effected by instrument in writing in any usual or common form or in any other form acceptable to the Directors. The instrument of transfer shall be executed by, or on behalf of, the transferor and (except in the case of fully paid shares) by, or on behalf of, the transferee. The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferees is entered in the register of members in respect thereof.

46.                  Suspension of registration

Subject to the Uncertificated Securities Regulations, the registration of transfers may be suspended and the register of members closed, at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares, provided that the register of members shall not be closed for more than thirty days in any year and notice of such closing shall be given by advertisement in accordance with the Statutes.

47.                  Requirements for registration of transfer and refusal to register

47.1              Refusal to register transfers

The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register a transfer of any share in certificated form unless the relevant Instrument of transfer (i) is in respect of only one class of share, (ii) is duly stamped, or adjudged or certified as not chargeable to stamp duty, (iii) is lodged at the transfer office, or at such other place as the Directors may from time to time determine, accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do) and (iv) is in favour of not more than four transferees jointly. In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised Investment exchange, the lodgement of share certificates will only be necessary if, and to the extent that, certificates have been issued in respect of the shares in question.

47.2              Refusal to register transfers of shares in uncertificated form

The Directors may refuse to register a transfer of a share in uncertificated form in any case where the Company is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations to register the transfer; and they may refuse any such transfer in favour of more than four transferees.

47.3              Refusal to register transfers of shares not fully paid up

The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register a transfer of any share which is not a fully paid share unless such share is listed on the London Stock Exchange.

47.4              Refusal to register transfer of shares on which the Company has a lien

The Directors may refuse to register any transfer of a share on which the Company has a lien.

48.                  Notice of refusal to register

If the Directors refuse to register a transfer pursuant to any provision of these Articles they shall, within two months after the date on which the transfer was lodged with the Company (in the case of a share in certificated form) or the date on which the Operator-instruction was received by the Company (in the case of a share in uncertificated form) (or such longer or shorter period as the rules of the UK Listing Authority may from time to time permit or require), send to the transferee notice of the refusal.

49.                  Retention of instruments of transfer

All instruments of transfer which are registered may be retained by the Company, but any Instrument of transfer which the Directors refuse to register shall (except in the case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person lodging it when notice of refusal is given.

50.                  No fee payable for registration of transfers

No fee will be charged by the Company in respect of the registration of any instrument of transfer, confirmation, probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members affecting the title to my shares.

51.                  Directors’ powers to authorise transfers

Nothing in these Articles shall preclude the Directors, if empowered by these Articles to authorise any person to execute an Instrument of transfer of a share, from authorising any person to effect the transfer of that share in accordance with any procedures Implemented pursuant to Article 22.2.

DESTRUCTION AND PRESUMPTIONS AS TO VALIDITY OF DOCUMENTS

52.                  Destruction and presumptions as to validity

52.1              Permitted times for destruction

The Company shall be entitled to destroy:-

(i)                       all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation;

(ii)                    all notifications of change of name and address (including any address for the purposes of electronic communications) and all dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of two years from the date of the recording of such notification or, as the case may be, the date of such cancellation or cessation;

(iii)                 all instruments of transfer of shares which have been registered at any time after expiration of six years from the date of registration thereof;

(iv)                all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(v)                   all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of the taking of such poll;

(vi)                all proxy appointments which have not been used for the purpose of a poll at any time after the expiration of one month from the date of the general meeting to which the Instruments of proxy relate and at which no poll was demanded; and

(vii)             any other documents on the basis of which any entry in the register of members has been made at any time after the expiration of six years from the date of the first entry in the register of members in respect thereof.

52.2              Presumptions as to validity

It shall conclusively be presumed in favour of the Company that (i) every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, (ii) every Instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, (ii) every share certificate so destroyed was a valid and effective document duly and property cancelled and (iv) every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

(i)                       the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)                    nothing contained in this Article 52 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid, or in any other circumstances, which would not attach to the Company in the absence of this Article 52;

(iii)                 references in this Article 52 to the destruction of any document include references to the disposal thereof in any manner; and

(iv)                references in this Article 52 to an instrument of transfer shall be deemed to include references to any document constituting the renunciation of an allotment of any shares in the Company by the allottee in favour of some other person.

TRANSMISSION OF SHARES

53.                  Transmission on death, bankruptcy, etc

53.1              Transmission on death

In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person or persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article 53 shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

53.2              Registration or transfer on death, bankruptcy, etc

Subject to the provisions of Article 53.1, any person becoming entitled to a share in consequence of a transmission event may (subject as hereinafter provided), upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, either elect to be registered himself as the holder of the share upon giving to the Company notice in writing in such form as the Directors may prescribe of such desire or to have some other person nominated by him registered as the holder of the share. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:

(i)                       if it is a share in certificated form, execute an instrument of transfer of the share to that person; or

(ii)                    if it is a share in uncertificated form:

(ii)(a)       procure that instructions are given by means of a relevant system to effect the transfer of that share to that person; or

(ii)(b)      change the share to a share in certificated form and execute an instrument of transfer of the share to that person.

All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of certificated shares shall be applicable to any such notice or transfer as aforesaid as if the transmission event as aforesaid had not occurred and the notice or transfer was a transfer executed by that member. The Directors may at any time give notice requiring a person becoming entitled to a share in consequence of a transmission event to elect to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Directors may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

53.3              Rights of parsons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of a transmission event (upon supplying to the Company such evidences as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share, but he shall not be entitled (except with the approval of the Directors) to receive notices of or to attend or vote at meetings of the Company, or (save as aforesaid) to any of the rights or privileges of a member, unless and until he shall have become a member in respect of the share.

DISCLOSURE OF INTERESTS IN SHARES

54.                  Disclosure requirements and disenfranchisement

54.1              Interpretation of and definitions for Article 54

For the purposes of this Article 54:-

(i)                       a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(ii)                    “interested” shall be construed as it is for the purpose of section 212 of the Act;

(iii)                 “section 212 notice” means a notice given by the Company under section 212 of the Act;

(iv)                reference to a person having failed to give the Company the information required by a section 212 notice, or being in default as regards supplying such information, includes (a) reference to his having failed or refused to give all or any part of it and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular; and

(v)                   an “approved transfer” means, in relation to any shares held by a member:-

(v)(a)      a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning in section 428 of the Act); or

(v)(b)     a transfer in consequence of a sale made through a recognised investment exchange or recognised clearing house or any other stock exchange or market outside the United Kingdom on which the Company’s shares are normally traded (if any); or

(v)(c)      a transfer which is shown to the satisfaction of the Directors to be made in consequence of a bona fide sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and wish any other person appearing to be interested in the shares.

54.2              Disenfranchisement

If a member, or any other person appearing to be interested in shares held by that member, has been given a section 212 notice and has failed in relation to any shares (the “default shares”, which expression shall include any further shares which are allotted or issued in respect of such shares) to give the Company the information thereby required within fourteen days after the giving of the section 212 notice, then the Directors may, in their absolute discretion at any time thereafter, by notice (a “direction notice”) to such member (which shall be conclusive against such member and its validity shall not be questioned by any person) direct, with effect from the giving of the direction notice, that:-

(i)                       the member shall not be entitled in respect of the default shares to attend or vote (either in person or by proxy) at any general meeting or at any separate general or class meeting of the holders of that class of shares; and

(ii)                    where the default shares represent 0.25 per cent or more in nominal value of the issued shares of their class (calculated by reference to the number of shares in issue at the time when the section 212 notice is given and excluding any treasury shares):-

(ii)(a)                                         any sums payable (whether in respect of capital or dividend or otherwise) in respect of the default shares, or any part thereof, shall, except on a winding up of the Company, be withheld by the Company until such time as the section 212 notice ceases to have effect and the Company shall not have any obligation to pay interest on any such sums when they are finally paid to the member and the member shall not be entitled to elect, pursuant to Article 144, to receive shares instead of any dividend; and

(ii)(b)                                        no transfer of any default shares held by the member shall be registered unless:-

(ii)(b)(1)                          the member is not himself in default as regards supplying the information required and the member provides evidence to the satisfaction of the Directors that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer; or

(ii)(b)(2)                            the transfer is an approved transfer.

54.3              Service of notices on non-members

The Company shall send to each other person appearing to be interested in the default shares, the address of whom has been intimated to the Company, a copy of the direction notice at the same time as such notice is given to the relevant member, but the failure or omission to do so, or the non-receipt by that person of the copy, shall not invalidate or otherwise affect the application of Article 54.2.

54.4              Cessation of disenfranchisement

The sanctions under Article 54.2 shall have effect for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect seven days after the earlier of:-

(i)                       receipt by the Company of notice that the default shares have been transferred by such member by means of a transfer in accordance with sub-paragraph (ii)(b) of Article 54.2; and

(ii)                    due compliance, to the satisfaction of the Company, with the section 212 notice.

In addition, the Directors may at any time give notice suspending for any given period or cancelling a direction notice or any part thereof.

54.5              No restriction of statutory provisions

The provisions in this Article 54 are in addition and without prejudice to the provisions of the Act and, in particular, the Company may apply to the court under section 216(1) of the Act whether or not the provisions of this Article 54 apply or have been applied.

UNTRACED SHAREHOLDERS

55.                  Power to dispose of shares

55.1              Power to dispose of shares of untraced shareholders

The Company shall be entitled to sell, in such manner and for such price as the Directors think fit, any share held by a member or any share to which a person is entitled in consequence of a transmission event if and provided that:-

(i)                       for a period of twelve years before the giving of notice pursuant to sub-paragraph (iii) of this Article 55.1 no cheque or warrant for amounts payable in respect of the share, sent and payable in a manner authorised by these Articles, has been cashed and no communication in respect of the share has been received by the Company from the member or person concerned;

(ii)                    during that period at least three cash dividends (whether interim or final) in respect of the share have become payable and no dividend in respect of the share has been claimed;

(iii)                 the Company has, after the expiration of that period, by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known postal address of the member or the address at which service of notices may be effected in the manner authorised by these Articles is located and by notice to the UK Listing Authority, given notice of its intention to sell such share; and

(iv)                the Company has not, during the further period of three months after the date (or, if they are published on different dates, the last date) of such advertisements and prior to the sale of the share, received any communication in respect of the share from the member or person concerned.

55.2           Power to dispose of additional shares

The Company shall also be entitled to sell, in the manner provided for in this Article 55, any share (“additional share”) issued during the said period or periods of twelve years and three months in right of any share to which Article 55.1 applies (or in right of any share so issued during either of such periods), provided that the requirements of sub-paragraphs (i) (but modified to exclude the words “for a period of twelve years before the giving of notice pursuant to sub-paragraph (ii) of this Article 55.1”), (iii) (but modified to exclude the words “after the expiration of that period”) and (iv) of Article 55.1 are satisfied in respect of such additional share.

55.3           Sale procedure and application of proceeds

To give effect to any such sale, the Directors may, in the case of a share or shares in certificated form, appoint any person to execute as transferor an instrument of transfer of the said share(s) and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled in consequence of a transmission event to, such share(s) and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating to the said transfer. In the case of a share in uncertificated form, the Directors may take such other steps (including the giving of directions to, or on behalf of, the holder, who shall be bound by them) as they think fit to effect the transfer. The Company shall be indebted to the former member or other person previously entitled to the said share(s) for an amount equal to the net proceeds of sale and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds of sale. The net proceeds of sale may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Directors may from time to time think fit.

WRITTEN RESOLUTIONS OF THE COMPANY

56.                  Written resolutions of the Company

Subject to the provisions of the Statutes, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general or class meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effectual as if the same had been passed at a general or class meeting of the Company duly convened and held and may consist of one or more documents in like form each signed by one or more members (or, being corporations, by their duly authorised representatives), as the case may be.

GENERAL AND CLASS MEETINGS

57.                  Annual general meetings

The Company shall, in each year, hold a general meeting as its annual general meeting in addition to any other meetings in that year. An annual general meeting shall be held at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and places may be determined by the Directors.

58.                  Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. The Directors may whenever they think fit proceed to convene an extraordinary general meeting in accordance with the Statutes. Extraordinary general meetings shall also be convened by the Directors on a requisition in accordance with section 368 of the Act or, in default, may be convened by the requisitionists of such extraordinary general meeting, in accordance with the Statutes. An extraordinary general meeting when convened by the Directors shall be held at such time and place as may be determined by the Directors. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum for the transaction of the business of the Directors, any Director or any two members may convene an extraordinary general meeting in the same manner (as nearly as may be) as that in which such a meeting might have been convened by the Directors.

59.                  Separate class meetings

All the provisions of the Statutes and of these Articles relating to general meetings of the Company and to the proceedings thereat shall mutatis mutandis apply to any separate meeting of the holders of shares of any class held otherwise than pursuant to Article 9. For the purposes of any such separate class meeting, an extraordinary resolution is a resolution duly passed by a majority consisting of not less than three-fourths of the votes given upon the resolution at such meeting of which notice specifying the intention to propose the resolution as an extraordinary resolution shall have been duly given.

LOCATION OF GENERAL MEETINGS

60.                  General meeting procedures

60.1              General meeting at more than one place

The Directors may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at another place designated by the Directors as a satellite meeting place. The members present in person or by proxy at any satellite meeting place shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(i)                       participate in the business for which the meeting has been convened;

(ii)                    hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(iii)                 be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

60.2              Interruption or adjournment where facilities inadequate

If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 60.1, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 69 shall apply to that adjournment.

60.3              Other arrangements for viewing/hearing proceedings

The Directors may make arrangements for persons entitled to attend a general meeting of an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not classified as a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy or any other person at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

60.4              Controlling level of attendance

The Directors may from time to time make such arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 60.3 (including without limitation the issue of tickets or the imposition of some other means of selection) as they in their absolute discretion consider appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 60.3. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

60.5              Change in place and/or time of meeting

If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable for a reason beyond their control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 60.1 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 60.1 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change the place (or any of the places, in the case of a meeting to which Article 60.1 applies) and/or postpone the time again if they decide that it is reasonable to do so. In either case:

(i)                       no new notice of the meeting need be sent, but the Directors shall, if practicable, advertise the date, place and time of the meeting in at least two leading national newspapers in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(ii)                    a proxy appointment in relation to the meeting may, If by means of an instrument, be delivered to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 85(i), or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 85(ii) at any time not less than 48 hours before any new time appointed for holding the meeting.

60.6              Meaning of participate

For the purposes of this Article 60, the right of a member to participate in the business of any general meeting shall Include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

60.7              Security

The Directors and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction they or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

NOTICE OF GENERAL MEETINGS

61.                  Period of notice etc.

An annual general meeting and any extraordinary general meeting at which it is proposed to pass a special resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company shall be called by not less than twenty one days’ notice in writing or using electronic communication and any other general meeting shall be called by not less than fourteen days’ notice in writing or using electronic communication. The notice shall be given in accordance with the provisions of these Articles to the auditors and to all members (other than those members who are not, under the provisions of these Articles or the terms of issue of the shares they hold, entitled to receive such notices from the Company) and to every other person who, by virtue of the Statutes or these Articles, is entitled to receive such notices from the Company; provided that a general meeting, notwithstanding that it has been called by shorter notice than that specified above, shall be deemed to have been duly called (and the business thereat duly transacted) if it is so agreed:-

(i)                        In the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(ii)                     In the case of any other general meeting, by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right; and

provided also that the accidental omission to give notice to, or the non-receipt of notice by, any person entitled thereto shall not invalidate the proceedings at any general meeting.

The Directors may determine that persons entitled to receive notices of meeting are those persons entered on the register of members of the Company at the close of business on a day determined by the Directors, provided that, if the Company is a participating issuer, the day determined by the Directors may not be more than 21 days before the day that the relevant notice of meeting is sent.

62.                  Contents of notice

62.1              Details of meeting

Every notice calling a general meeting shall specify the place and the day and hour of the meeting., and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

62.2              Annual general meeting

In the case of an annual general meeting, the notice shall also specify the meeting as such.

62.3              Extraordinary and special resolutions

In the case of any general meeting at which business other than ordinary business is to be transacted, the notice shall specify the general nature of such business and, if any resolution is to be proposed as an extraordinary resolution or as a special resolution, the notice shall contain a statement to that effect.

62.4                 Right to attend and vote

The notice of meeting may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register of members of the Company in order to have the right to attend of vote at the meeting. Changes to entries on the register of members of the Company after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

63.                     Routine business

Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say:-

(i)                        declaring a dividend;

(ii)                     receiving and/or adopting the accounts, the reports of the Directors and auditors, any remuneration report of the Directors and other documents required to be annexed to the accounts;

(iii)                  re-appointing the auditors and authorising the Directors to fix their remuneration;

(iv)                 re-appointing Directors and appointing Directors to replace those retiring at the meeting and not offering themselves for re-appointment;

(v)                    granting, renewing or varying any authority under section 80 of the Act or (within any limit from time to time imposed by the rules of the UK Listing Authority) disapplying section 80 of the Act;

(vi)                 granting or renewing a general authority for the Company to purchase its own shares; and

(vii)              renewing or regranting an existing authority for a scrip dividend alternative.

64.                  Notice of resolutions on members’ requisitions

The Directors shall, on the requisition of members in accordance with the provisions of the Statutes, but subject as therein provided:-

(i)                        give to the members entitled to receive notice of the next annual general meeting, notice of any resolution which may property be moved and is intended to be moved at that meeting; and

(ii)                     circulate to the members entitled to have notice of any general meeting, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

PROCEEDING AT GENERAL MEETINGS

65.                  Quorum

No business, other than the appointment of a chairman of the meeting, shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Save as otherwise provided in these Articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

66.                  If quorum not present

If within fifteen minutes from the time appointed for a general meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) a quorum is not present, the meeting, if convened or by the requisition of members, shall be dissolved. In any other case the meeting shall stand adjourned to the same day in the next week (or, if that day is a holiday, the next working day thereafter), at the same time and place, or to such other day and at such other time as the Directors may determine and, if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the member or members present in person or by proxy and entitled to vote shall be a quorum.

67.                  Chairman

The chairman of the board of directors of the Company, falling whom one of the deputy chairmen falling whom one of the vice chairmen (in either case to be chosen, if more than one are present and in default of agreement among themselves, by lot), shall be entitled to preside as chairman at every general meeting. If there is no such chairman or deputy chairman or vice-chairman or, if at any meeting none of them shall be present within fifteen minutes after the time appointed for holding the meeting and willing to preside, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

68.                  Right to attend and speak

68.1              Directors’ rights to attend and speak

A Director is entitled to attend and speak at a general meeting and at a separate general meeting of the holders or a class of shares or debentures whether or not he is a member.

68.2              Chairman’s discretion

The chairman may invite any person to attend and speak at any general meeting of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

69.                  Adjournments

The chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place. In addition, the chairman of the meeting may at any time, without the consent of the meeting, adjourn the meeting to another time or place if it appears to him that:-

(i)                        the number of persons wishing to attend cannot be conveniently accommodated in the place(s) appointed for the meeting; or

(ii)                     the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of its business; or

(iii)                  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

70.                  Place and time of adjourned meetings

Any such adjournment pursuant to Article 69 may be to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) and for such time as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members or other persons entitled to attend and vote may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 84 or by means of an instrument which, if delivered by him to the chairman or the Secretary, shall be valid even though it is given at less notice than would otherwise be required by Article 85. When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the place and time (or places, in this case of a meeting to which Article 60.1 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting. The Directors may determine that persons entitled to receive notice of an adjourned meeting in accordance with this Article 70 are those persons entered on the register of members of the Company at the close of business on a day determined by the Directors, provided that, if the Company is a participating issuer, the day determined by the Directors may not be more than 21 days before the day that the relevant notice of meeting is sent. The notice of an adjourned meeting given in accordance with this Article 70 may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register of members of the Company in order to have the right to attend or vote at the meeting. Changes to entries on the register of members of the Company after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

71.                  Amendments to resolutions

No amendment to a resolution duty proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (i) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been lodged by means of an instrument at the registered office of the Company, or received in an electronic communication at such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose, or (ii) the chairman in his absolute discretion decides that the amendment may be considered and voted on. If an amendment shall be proposed to any resolution under consideration, but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

72.                  Methods of voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll as hereinafter mentioned) demanded by:-

(i)                        the chairman of the meeting; or

(ii)                     not less than two members present in person or by proxy and entitled to vote; or

(iii)                  a member present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iv)                 a member present in person or by proxy and representing shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

73.                  Declaration of result and conduct of poll

A demand for a poll may be withdrawn at any time before the conclusion of the meeting or the taking of the poll, whichever is the earlier. If a demand for a poll is withdrawn, the result of a show of hands declared before the demand was made shall remain valid. Unless a poll is duly demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost and an entry to that effect in the minute book of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is duly demanded (and the demand is not withdrawn), it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to such place and time fixed by him for the purpose of declaring the result of the poll.

74.                  Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the votes to which he may be entitled as a member or as a proxy or authorised representative of a member.

75.                  When poll to be taken

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (being not more than fourteen days after the date of the meeting at which the poll was demanded) and place as the chairman may direct. Unless the chairman otherwise directs, no notice need be given of a poll not taken immediately.

76.                  Continuance of meeting

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

VOTES OF MEMBERS

77.                  Right to vote

Subject to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares and to the provisions of these Articles, on a show of hands every member present in person and entitled to vote shall have one vote and on a poll every member present in person or by proxy and entitled to vote shall have one vote for every share held by him.

78.                  Votes of joint holders

In the case of joint holders of a share, the vote of the senior member who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

79.                  Member under incapacity

A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any court having jurisdiction (in the United Kingdom or elsewhere) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person in the nature of a guardian, receiver or curator bonis appointed by such court, and any such guardian, receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the transfer office, or at such other place (if any) as is specified for the deliver of instruments of proxy in accordance with these Articles, not less than forty eight hours before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) for the taking of the poll at which it is desired to vote.

80.                  Calls in arrears

No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to attend or vote at a general meeting of the Company either in person or by proxy or to exercise any other right conferred by membership in relation to general meetings of the Company if any call or other sum presently payable by him to the Company in respect of shares in the Company remains unpaid.

ADMISSIBILITY OF VOTES

81.                  Objections to voting

if (i) any objection shall be raised to the qualification of any person to vote or to the admissibility of any vote or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error raised or pointed out in due time shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman of the meeting decides that the same may have affected the decision of the meeting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

82.                  Supplementary provisions on voting

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

PROXIES

83.                  Proxy need not be member

A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion provided that he may appoint only one proxy in respect of the same shares.

84.                  Appointment and form of proxy

A proxy shall be appointed:-

(i)                        by instrument in writing in any usual or common form or in any other form which the Directors may prescribe or accept, executed by, or on behalf of, the appointor;

(ii)                     by electronic communication, in accordance with Article 153.3, to such address as may be notified by or on behalf of the Company for that purpose; or

(iii)                  by any other lawful means from time to time authorised by the Directors.

A means of appointing a proxy which is authorised by or in terms of paragraph (ii) or (iii) of this Article 84 shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe.

A corporation may execute an instrument appointing a proxy under its common seal or the hand of a duly authorised officer. The signature on such instrument need not be witnessed.

An appointment of a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting, and shall be deemed to confer authority to vote on any amendment of a resolution put to, or other business which may properly come before, the meeting for which it is given as the proxy thinks fit.

85.                  Delivery of form of proxy

An:-

(i)                        instrument in writing appointing a proxy and (if required by the Directors) the power of attorney or other authority (if any) under which it is signed or an extract from the Books of Council and Session or a noterially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or authority must be delivered to such place or one of such places (if any) as may be specified for that purpose; and

(ii)                     appointment of a proxy by electronic communication must be received at such address as may be specified for that purpose

(iii)                  in or by way of note to any documents accompanying the notice convening the meeting or any notice of any adjournment (or, if no place is so specified, to the transfer office), not less than forty eight hours before the time appointed for the holding of the meeting or adjourned meeting or, in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting, not less than twenty four hours before the time appointed for the taking of the poll at which it is to be used, and in default shall not be treated as valid, provided that an instrument of proxy or an appointment of a proxy by electronic communication relating to more than one meeting (including any adjournment thereof) having once been so delivered or received for the purposes of any meeting shall not, subject always to Article 87, require again to be delivered or received in relation to any subsequent meetings to which it relates. Delivery of an instrument appointing a proxy or receipt of an appointment of a proxy by electronic communication shall not preclude a member from attending and voting in person at the meeting or in the poll concerned. The appointment of a proxy may, at the discretion of the Directors, be made by facsimile.

86.                  Issue of forms of proxy

Subject to the provisions of the Statutes, the Directors may, if they think fit, at the expense of the Company, issue forms of proxy for use by the members with or without prepaid postage and with or without inserting therein the names of any of the Directors or any other person as proxies. In cases where instruments of proxy are sent out with notices, the accidental omission to send such instruments of proxy to, or the non-receipt of such instruments of proxy by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

87.                  Validity of forms of proxy

An instrument appointing a proxy and the appointment of a proxy by electronic communication shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. When two or more valid but differing instruments appointing a proxy are received, or two or more valid but differing appointments of a proxy by electronic communication are received, or any combination of instruments appointing a proxy and appointments of a proxy by electronic communication in respect of the same share for use at the same meeting, the one which is last received (regardless in the case of an instrument in writing of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share and, if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. No instrument in writing appointing a proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution, and the appointment of a proxy by electronic communication shall not be valid after the expiration of twelve months from the date of receipt in accordance with Article 85 except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in the case where the meeting was originally held within twelve months from such date. A power of attorney which contains a power to act and vote for a member at all meetings of the Company shall, if once duly intimated to the Company, not require to be again deposited at the transfer office or such other place or one of such other places (if any) as is specified for the delivery of instruments appointing a proxy in accordance with these Articles.

88.                  Revocation of proxy, etc

A vote cast or poll demanded by a proxy or by the duly authorised representative of a corporation shall not be invalidated by the revocation of the authority of the person voting or demanding a poll (such revocation being deemed to include revocation of the proxy or of the authority under which the proxy was executed or the death or insanity of the appointing member) or transfer of the shares in respect of which the vote is given or poll is demanded unless notice of the revocation or transfer shall have been received by the Company:-

(i)                        where the proxy was appointed by instrument in writing, at the transfer office or such other place or one of such other places (if any) as is specified for the delivery of instruments appointing a proxy in accordance with these Articles; and

(ii)                     where the proxy was appointed by electronic communication, at the address specified for the receipt of such appointments in accordance with these Articles before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

INCORPORATED MEMBERS ACTING BY REPRESENTATIVES

89.                  Authority of representatives

Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act its representative or, as the case may be, representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same powers on behalf of the grantor of the authority (in respect of that part of the grantor’s holding to which his authorisation relates, in the case of on authorisation of more than one person) as the grantor could exercise if it were an individual member of the Company, and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. For the purpose of this Article 89, the expression “corporation” shall include a company whether incorporated in the United Kingdom or overseas.

DIRECTORS

90.                  Limits on number of Directors

Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than alternate Directors) shall not be less than 3 nor more than 12.

91.                  Director need not be member

A Director shall not be required to hold a share qualification but a Director who is not a member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at all general meetings of the Company and all separate meetings of the holders of any class of shares of the Company.

92.                  Directors’ fees

The fees paid to, and benefits in kind received by, the Directors for their services in the office of director shall not exceed in aggregate £200,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate, and shall receive such benefits in kind, as may from time to time be determined by the Directors and, in default of such determination within a reasonable period, such fees and benefits in kind shall be divided among the Directors equally. Any fee payable pursuant to this Article 92 shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provision of these Articles or any contract of employment, contract for services or any other arrangement between the Company and the relevant Director.

93.                  Directors may be paid expenses

Any Director may is paid or reimbursed for all such proper and reasonable travelling, hotel and other expenses incurred by him in attending and returning from meetings of the Directors or of any committee of the Directors or general or class meetings or otherwise in connection with the business of the Company.

94.                  Additional remuneration of Directors

Any Director who is appointed to any executive office (including for this purpose the office of chairman whether or not such office is held in an executive capacity) or who serves on any committee of the Directors or who otherwise performs services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director or Who makes any special exertions in going or residing abroad or otherwise in connection with the business of the Company may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine and such remuneration may, at the discretion of the Directors, be either in addition to or in substitution for all or any part of any other remuneration to which such Director may be entitled under these Articles.

95.                  Retirement, insurance and other benefits

95.1              Retirement and other benefits

Without prejudice to the general power of the Directors under these Articles to exercise an behalf of the Company, (by establishment or maintenance of schemes or otherwise) all the powers of the Company to give, or procure the giving of, retirement, death or disability benefits, annuities or other allowances, emoluments or benefits to, or for the benefit of, any person, and without restricting the generality of their other powers, the Directors shall have power to pay, and agree to pay, retirement, death or disability benefits, annuities or other allowances, emoluments or benefits to any Director, ex-Director, officer or ex-officer of the Company or of its predecessors in business or of any other undertaking which is (i) the parent undertaking of the Company or (ii) a subsidiary undertaking of the Company or of any such parent undertaking or (iii) otherwise allied to or associated with the Company or any such parent undertaking or subsidiary undertaking or in which the Company or any such parent undertaking or subsidiary undertaking has any interest, whether directly or indirectly, and to the husbands, wives, widowers, widows, children, families, dependants and personal representatives of any such Director, ex-Director, officer or ex-officer, and, for the purpose of providing any such benefits, annuities, allowances or emoluments, to establish or contribute to any trust, scheme, association, arrangement or fund or to pay premiums, and shall have power to establish trusts, schemes, associations, arrangements or funds considered to be for the benefit of any such persons aforesaid. A Director, ex-Director, officer or ex-officer shall not be accountable to the Company or the members for any such benefits, annuities, allowances or emoluments, and the receipt of the same shall not disqualify any person from being or becoming a director of the Company.

95.2              Insurance

Without prejudice to the provisions of Article 164, the Directors shall have power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time Directors, officers or employees of the Company or of its predecessors in business or of any other undertaking which is (i) the parent undertaking of the Company or (ii) a subsidiary undertaking of the Company or of any such parent undertaking or (iii) otherwise allied to or associated with the Company or any such parent undertaking or subsidiary undertaking or in which the Company or any such parent undertaking or subsidiary undertaking has any interest, whether directly or indirectly, or who are or were at any time trustees of any retirement benefits scheme or employees’ share scheme in which employees of the Company or of any such other undertaking are interested, including (without prejudice to the foregoing generality) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other undertaking, retirement benefits scheme or employees’ share scheme.

96.                  Directors’ interests

96.1              Directors’ interests in contracts with the Company

Subject to the provisions of the Statutes and to Article 112, a Director or alternate Director may be a party to, or in any way interested, whether directly or indirectly, in any contract, arrangement or transaction to which the Company is a party, or in which the Company is in any way interested, whether directly or indirectly, and any such contract, arrangement or transaction shall not be avoided by virtue of such Director’s interest, and he may hold and (in addition to any other remuneration provided for by, or pursuant to, any other Article) be remunerated in respect of any office (other than the office of auditor of the Company or of any subsidiary undertaking of the Company) or employment under the Company or any other undertaking in which the Company is in any way interested, and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other undertaking and be remunerated therefor and, in any such case as aforesaid (unless otherwise agreed), the Director may retain, for his own absolute use and benefit, all remuneration, profits and other benefits accruing to him thereunder or in consequence thereof.

96.2              Appointments with other companies

Subject to any agreement to the contrary between the Company and the Director, a Director may be or become a director or other officer of, or otherwise interested in, any undertaking promoted by the Company or in which the Company may be interested, and (unless otherwise agreed) shall not be accountable to the Company of the members for any remuneration, profit or other benefit received by him as a director or officer of, or from his interest in, such other undertaking. The Directors may also cause the voting power conferred by the shares in any other undertaking held or owned by the Company or interest or right in such undertaking to be exercised in such manner as they think fit, including the exercise thereof in favour of any resolution or decision appointing themselves or any of them to be directors, officers or servants of, or to any other position in, such other undertaking, or voting or providing for the payment of remuneration to the directors, officers or servants of, or any holders of any other position in, such other undertaking.

97.                  Executive office and termination

97.1              Executive office

The Directors may from time to time appoint one or more of their number to be the holder of any executive office or make any appointment by them of a Director conditional upon his accepting any executive office (including, where considered appropriate, the office of chairman, deputy chairman or vice-chairman or managing, joint managing or deputy or assistant managing director or chief, deputy chief or assistant chief executive) on such terms, and for such period, as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any service contract entered into in any particular case, may at any time revoke such appointment.

97.2              When termination of appointment not automatic

The appointment of any Director to any of the executive offices specifically mentioned in Article 97.1 shall automatically determine if he ceases from any cause to be a Director (other than as a consequence of retirement by rotation where he is re-elected at the same meeting), but without prejudice to any claim for damages for breach of any service contract between him and the Company.

97.3              When termination of appointment not automatic

The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director (other than as a consequence of retirement by rotation where he is re-elected at the same meeting), unless the contract or resolution under which he holds or is removed from office shall expressly state otherwise, in which event the termination of his office if he ceases to be a Director shall be without prejudice to any claim for damages for breach of any service contract between him and the Company.

98.                  Delegation of powers to individual Directors

The Directors may entrust to, and confer upon, any Director any of the powers, authorities and discretions (including power to sub-delegate) exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, authorities and discretions, and may from time to time revoke, withdraw, alter or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of any such revocation, withdrawal, alteration or variation shall be affected thereby.

APPOINTMENT, DISQUALIFICATION AND RETIREMENT OF DIRECTORS

99.                  Age limit

The provisions of section 293 of the Act (which regulate the appointment and continuation in office as directors of persons who have attained the age of seventy) shall apply to the Company.

100.           Disqualification of a Director

Without prejudice to the provisions for retirement by relation or otherwise contained in these Articles, the office of Director shall be vacated in any of the following events, namely:-

(i)                        if, pursuant to any provisions of the Statutes, he is removed or prohibited from being a Director;

(ii)                     if he shall resign by writing under his hand left at the office or if he shall tender his resignation and the Directors shall resolve to accept the same;

(iii)                  if he cases to be a Director by virtue of section 293 of the Act;

(iv)                 if he shall become bankrupt, apparently insolvent, execute a trust deed for behoof of his creditors, have a receiving order made against him or shall compound with his creditors generally;

(v)                    if he is, or may be, suffering from mental disorder and/or either:-

(v)(a)     he is admitted to hospital in pursuance to an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

(v)(b)                     an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(vi)                 If, without special leave of absence from the Directors, he shall be absent from meetings of the Directors for six consecutive months and his alternate Director (if any) shall not, during such period, have attended in his stead and the Directors shall resolve that office be vacated;

(vii)              if he shall be removed from office by notice in writing served upon him signed by all his co-Directors, but so that in the case of a Director holding an executive office which automatically determines on his ceasing to be a Director, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office; or

(viii)           if he shall be removed from office in accordance with Article 106.

101.           Retirement by rotation

101.1        Number of Directors to retire by rotation

At each annual general meeting (not being an annual general meeting adjourned from an earlier date) one-third of the Directors who are subject to retirement by rotation, (of, if their number is not three or an integral multiple of three, the number nearest to one-third) shall retire from office.

101.2        Directors not subject to retirement by rotation may also be required to retire

A Director who is not required to retire by rotation at any annual general meeting which is a third annual general meeting after the later of:-

(i)                        his appointment by the Company in general meeting; and

(ii)                     the last occasion on which he was re-elected as a director of the Company in general meeting;

shall nevertheless be required to retire at such annual general meeting.

101.3       Identity of Directors to retire

The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election but, for the avoidance of doubt, shall not include any Director who ceases to be Director by virtue of section 293 of the Act. Any further Directors so to retire shall be those of the other Directors who have been longest in office since their last re-election or appointment and so that, as between persons who became or were last re-elected or appointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board of directors of the Company at the date of the notice convening the annual general meeting and no Director shall be required to retire, or be relieved from retiring, by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting. A retiring Director, subject to section 293 of the Act, shall be eligible for re-election.

102.          Retiring Directors eligible for re-election

Any Director who retires in accordance with Article 101 may, subject to the other provisions of these Articles, offer himself for re-election.

103.          Filling rotation vacancies

The Company at the meeting at which a Director retires under any provision of these Articles may (subject to Article 105) by ordinary resolution fill up the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. If the Company, at the meeting at which a Director retires (whether by rotation or otherwise), does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been re-elected unless at the meeting it is resolved not to fill the vacancy or a resolution for the re-election of the Director is put to the meeting and lost or the provisions of section 293 of the Act apply. If he is not re-elected or deemed to have been re-elected, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

104.           Resolution to appoint Directors

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void.

105.           Eligibility for appointment

No person other than a Director retiring at the meeting (whether by rotation or otherwise) shall, unless recommended by the Directors for appointment, be eligible for appointment as a Director at any general meeting unless, not less than seven nor more than forty two days before the day appointed for the meeting, there shall have been left at the office, addressed to the Secretary, notice in writing signed by a member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment, and also notice in writing signed by the person to be proposed of his willingness to be appointed. The notice to be lodged by the proposing member shall state the particulars of the nominee which would, if he were appointed, be required to be included in the register of directors maintained by the Company in terms of section 288 of the Act.

106.           Power of the Company to remove Directors

The Company may, in accordance with and subject to the provisions of the Statutes, by ordinary resolution of which special notice has been given, remove any Director from office notwithstanding any provision of these Articles or of any agreement between the Company and such Director (but without prejudice to any claim he may have for damages for breach of any such agreement) and by ordinary resolution appoint another person in place of a Director so removed from office. In default of such appointment, the vacancy arising upon the removal of a Director from office may be filled by the Directors as a casual vacancy.

107.           Appointment by ordinary resolution or by Directors

The Company may, by ordinary resolution, appoint any person to be a Director either to fill a casual vacancy or as an additional Director and, without prejudice and in addition thereto, the Directors shall have power at any time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that, in either case, the total number of Directors shall not at any time exceed the maximum number (if any) fixed by, or in accordance with, these Articles. Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for appointment. If any such person is not appointed at such meeting, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

ALTERNATE DIRECTORS

108.          Alternate directors

108.1       Power to appoint alternate Directors

Any Director may at any time by writing under his hand and deposited at the office, or received by the Secretary, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director, and may, in like manner, at any time terminate such appointment. If such alternate Director is not another Director, such appointment, unless previously approved by a majority of the other Directors, shall have effect only upon and subject to being so approved. An alternate Director shall during his appointment be an officer of the Company and shall not be deemed to be an agent of his appointor. Any of the Directors may appoint the same alternate Director. An alternate Director shall not be taken into account in reckoning the minimum and maximum numbers of Directors fixed by, or in accordance with, these Articles.

108.2       Termination

The appointment of an alternate Director shall automatically determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases to be a Director or, if applicable, the approval of the Directors to his appointment is withdrawn, provided that if, at any meeting, any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article 108 which was in force immediately before his retirement shall remain in force as though he had not retired. An alternate Director may, by writing under his hand and deposited at the office or delivered at a meeting of the Directors, resign such appointment.

108.3       Alternate Director to receive notices

An alternate Director shall (except when absent from the United Kingdom) be entitled, if his appointor so requests, to receive notices of meetings of the Directors to the same extent as the Director appointing him and shall be entitled to attend and vote as a Director and be counted for the purposes of a quorum at any such meeting at which the Director appointing him is not personally present and, generally, at such meeting to perform all functions, powers and duties of his appointor as a Director and, for the purposes of the proceedings at such meeting, the provisions of these Articles shall apply as if he (instead of his appointor) were a Director, if he shall himself be a Director, or shall attend any such meeting as an alternate for more than one Director, he shall be counted as one for the purposes of a quorum at any such meeting but his voting rights shall be cumulative. If his appointor is for the time being absent from the United Kingdom, or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees formed under Article 117.1, this Article 108.3 shall also apply mutalis mutandis to any meeting of any such committee of which his appointor is a member. Save as aforesaid, an alternate Director shall not have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

108.4       Alternate Director may be paid expenses but not remuneration

An alternate Director shall be entitled to contract with and be interested in and benefit from contracts, arrangements or transactions to which the Company is a party and to be repaid expenses and to be indemnified by the Company to the same extent mutalis mutandis as if he were a Director, but he shall not be entitled to receive from the Company any remuneration, except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

PROCEEDINGS OF DIRECTORS

109.           Meetings of Directors

Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In the event of an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director may, and the Secretary at the request of a Director shall, at any time summon a meeting of the Directors. Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known postal address or sent to any other postal address in the United Kingdom given by him to the Company for the purpose or sent to the last address notified by the Director to the Company for the purpose of electronic communication with the Director. A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of Directors shall, during his absence, be sent in writing to him at his last known postal address or sent to any other postal address in the United Kingdom given by him to the Company for this purpose or sent to an address notified by the Director to the Company for the purpose of electronic communication with the Director but, in the absence of any such request, it shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively. Without prejudice to the first sentence of this Article 109, a meeting of the Directors, or of a committee of the Directors, may consist of a conference between Directors who are not all in one place, but of whom each is able to speak to each of the others and to be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is. The word “meeting” when referring to a meeting of the Directors, or of a committee of the Directors, in these Articles shall be construed accordingly.

110.           Authority to vote

A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at that meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote provided that he shall only be counted once in the quorum at the meeting. Any such authority must be in writing or by cable, telegram, telex, facsimile or electronic communication a hard copy of which, must be produced at the meeting at which the same is to be used and be left with the Secretary for retention.

111.           Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and, unless so fixed at any other number, shall be two. A meeting of the Directors, at which a quorum is present, shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

112.          Declaration of Directors’ interests in contracts

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (or any transaction or arrangement whether or not constituting a contract) with the Company shall declare the nature and extent of his interest in accordance with the provisions of the Statutes. For the purposes of this Article 112:-

(i)                        a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)                     an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

113.          Directors’ voting

113.1       Directors’ powers to vote

Save as herein provided, a Director shall not vote at a meeting of the Directors in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning of section 346 of the Act) is a material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum present at a meeting in relation to any resolution on which he is not entitled to vote.

113.2       Interest does not prevent voting

Subject to the provisions of the Statutes, a Director shall (in the absence of some material interest other than is indicated below) be entitled to vote (and be counted in the quorum) at a meeting of the Directors in respect of any resolution concerning any of the following matters, namely:-

(i)                       the giving of any security, guarantee or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

(ii)                    the giving of any security, guarantee or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)                 any contract, arrangement or other proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is, at may be, interested as a participant in the underwriting or sub-underwriting thereof;

(iv)                any contract, arrangement or other proposal concerning any other company in which he does not hold an interest in shares (as that term is used in Part VI of the Act) representing one per cent or more of either any class of the equity share capital, or the voting rights, in such company;

(v)                   any contract, arrangement or other proposal concerning or relating to any pension, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which has been approved by the inland Revenue or is conditional upon such approval or does not award to him any privilege or benefit not awarded to the employees to whom such scheme relates; or

(vi)                any contract, arrangement or other proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of any Directors or for the benefit of persons who include Directors provided that, for the purposes of this sub-paragraph (vi), insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 95.2, or any other insurance which the Company is empowered to purchase and/or maintain for, or for the benefit of, any groups of persons consisting of or including Directors.

113.3       Consideration of appointment of two or more Directors

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any undertaking in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the

Directors concerned (if not prohibited from voting under Article 113.1 or otherwise precluded form voting) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning his own appointment.

113.4       Materiality of Directors’ interests

If any question shall arise at any meeting as to the materiality of a Director’s interest, or as to the entitlement of any Director to vote, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or, if the Director concerned is the chairman, to the other Directors at the meeting) and his ruling in relation to any Director other than himself (or, as the case may be, the ruling of the majority of the other Directors in relation to the chairman) shall be final and conclusive, except in a case where the nature or extent of the interest of such Director (or, as the case may be, the chairman) has not been fairly disclosed.

113.5       Interests of alternate Directors

In the case of an alternate Director, the interest of his appointor shall be treated as an interest of the alternate Director in addition to any interest which the alternate Director may have.

114.          Power of Directors if number falls below minimum

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if, and so long as, the number of Directors is reduced below the number fixed by, or in accordance with, these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of filling up such vacancies or of convening general meetings of the Company, but not for any other purpose. If there are no Directors or Director able or willing to act, then any two members may convene a general meeting for the purpose of appointing Directors.

115.           Chairman, deputy chairman and vice-chairman

The Directors may from time to time elect a chairman (or make any appointment by them of a Director conditional upon his becoming the chairman) and one or more deputy chairman and one or more vice-chairman and determine the period for which each is to hold office. Any chairman or deputy chairman or vice-chairman so elected without any fixed period of office shall, if he be re-elected a Director following retirement at any annual general meeting, continue as chairman, deputy chairman or vice-chairman (as the case may be) unless the Directors otherwise determine. The chairman or, in his absence, one of any deputy chairman or, in his or their absence, one of any vice-chairman shall preside at meetings of the Directors, but if no chairman or deputy chairman or vice-chairman shall have been elected or, if at any meeting none of them is present within five minutes after the time appointed for holding the same and willing to act, the Directors present may choose one of their number to be chairman of the meeting. If at any time there is more than one deputy chairman or vice-chairman, the right to preside at a meeting of Directors shall be determined as between the deputy chairman or vice-chairman present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

116.           Resolutions in writing

A resolution in writing, signed by all the Directors for the time being in the United Kingdom (other than any such Director who is temporarily unable to act through ill-health or disability and who has appointed an alternate Director) and all the alternate Directors (if any) for the time being in the United Kingdom whose appointors are for the time being absent from the United Kingdom or are temporarily unable to act through ill-health or disability (provided that their number is sufficient to constitute a quorum) or by all the members for the time being in the United Kingdom (other than any such member who is temporarily unable to act through ill-health or disability) of a committee formed under Article 117.1 for the time being (provided that their number is sufficient to constitute a quorum), shall be as valid and effectual as a resolution passed at a meeting of the Directors or, as the case may be, of such committee duly convened and held and may consist of two or more documents in the like form, each signed by one or more of the Directors or alternate Directors or members of the committee concerned. For the purposes of this Article 116, any signature may be affixed to a facsimile copy of the resolution and any signed resolution shall be valid if the Company receives the original or a copy by facsimile. A resolution in writing executed by an alternate Director need not also be executed by his appointor and a resolution in writing executed by a Director who has appointed an alternate Director need not also be executed by the alternate Director in that capacity.

117.          Committees of the Board

117.1       Committees of Directors

The Directors may delegate all or any of their powers, authorities or discretions (including, for the avoidance of doubt, any powers, authorities or discretions to sub-delegate or relating to the remuneration of Directors) to a committee or committees consisting of one or more of the Directors and (if thought fit) one or more other persons co-opted as hereinafter provided. Insofar as any such power of discretion is so delegated any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise by such committee. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for, or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee. The Directors may at any time dissolve or revoke any delegation made to any committee established under this Article 117, but no person dealing in good faith end without notice of any such dissolution or revocation shall be affected thereby.

117.2   Proceedings of committees

The meetings and proceedings of any such committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 117.1, save that the chairman of the meeting shall not have a second or casting vote at any meeting where only two members of such committee are present or at which only two members of such committee are competent to vote on the issue in question.

118.          Use of designation ‘director’

The Directors may appoint any person to any office or employment having a designation or title including the word “director”, or attach to any existing office or employment with the Company such a designation or title, and may terminate such appointment or the use of any such designation or title. Unless the appointment of the holder has been recorded in the register of directors maintained by the Company in terms of section 288 of the Act, inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

119.          Validity of proceedings

All acts done by any meeting of Directors or of any committee established under Article 117.1 or by any person acting as a Director (or as an alternate of a Director) or member of such committee shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Director (or his alternate), member of such committee or person acting as aforesaid, or that any such Director (or his alternate), member or person was disqualified or had vacated office, or was not entitled to vote, be as valid as if any such person had been duly appointed and was qualified and had continued to be a Director (or alternate Director) or member of such committee and had been entitled to vote.

GENERAL POWERS OF DIRECTORS

120.          Business to be managed by the Directors

The business and affairs of the Company shall be managed by the Directors who, subject to the provisions of the Statutes, the Memorandum of Association of the Company (the “Memorandum”) and

these Articles and to any directions being not inconsistent with the aforesaid provisions given by special resolution of the Company, may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The general powers given by this Article 120 shall not be limited, or restricted, by any special authority or power given to the Directors by the Memorandum or these Articles or by resolution of the Company and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

121.           Local boards

The Directors may make such arrangements as they think fit for the management and transaction of the Company’s affairs in any specified locality, whether in the United Kingdom or elsewhere, and, without prejudice to the generality of the foregoing, may at any time, and from time to time, (i) establish any regional, divisional or local boards, committees or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, (ii) appoint any one or more of the Directors, or any other person or persons, to be members of such regional, divisional or local boards or committees, or to be regional, divisional or local directors, managers or agents, and may fix their remuneration, (iii) delegate to any regional, divisional or local boards or committees or any regional, divisional or local directors, managers or agents any of the powers, authorities and discretions vested in the Directors (other than the powers of borrowing and making calls) with power to sub-delegate, (iv) authorise the members of any regional, divisional or local boards or committees, or any of them, to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit and (v) remove any person so appointed, fix the quorum of any regional, divisional or local boards or committees and annul or vary any such delegation, but no person dealing in good faith and without notice of any such removal, annulment or variation shall be affected thereby.

122.           Powers of attorney

The Directors may, from time to time and at any time, by power of attorney or otherwise, appoint any person or undertaking, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period, and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may remove any person or undertaking appointed under this Article 122 and may annul or vary any such sub-delegation but no person dealing in good faith and without notice of any such removal, annulment or variation shall be affected thereby.

123.           Overseas branch registers

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory outside the United Kingdom an overseas branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit in respect of the keeping of any such register.

124.           Cheques, etc

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

BORROWING POWERS

125.          General power to borrow

Subject as provided in Article 126, the Directors may exercise all the powers of the Company to borrow money and to mortgage, pledge, charge or grant any security over all or any part of its undertaking, property and assets (present and future) and uncalled capital and, subject to the Statutes, to issue debentures, debenture stock and other securities whether terminable, redaemable or perpetual and whether outright or as collateral security for any guarantee, debt, liability or obligation of the Company or of any third party.

126.          Limit on borrowings

126.1       Definitions for and interpretation of Article 126

For the purposes of this Article 126:-

“Adjusted Capital and Reserves” shall be interpreted in accordance with Article 126.3;

“Balance Sheet” means, in relation to any company in the Group either (i) the latest audited balance sheet of that company or, if later in date, (ii) the latest unaudited balance sheet of that company, provided always that such balance sheet has been reviewed by the auditors, having regard to the Bulletin Review of interim Financial information issued by the Auditing Practices Board;

“Consolidated Balance Sheet of the Group” means either (i) the latest audited consolidated balance sheet of the Group or, if later in date, (ii) the latest unaudited consolidated balance sheet of the Group, provided always that such balance sheet has been reviewed by the auditors, having regard to the Bulletin Review of Interim Financial Information issued by the Auditing Practices Board;

“debenture” and “equity share capital” have the same meanings as in section 744 of the Act;

“Excepted Foreign Currency Borrowings” means moneys borrowed denominated or repayable in a currency other than sterling which have the benefit of an exchange cover scheme;

“exchange cover scheme” means an H.M. Treasury exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in the exchange rates;

“finance lease” means a contract between a lessor and a member of the Group as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee;

“Group” means the Company and its subsidiary undertakings for the time being and “member of the Group” shall be construed accordingly;

“hire purchase agreement” means a contract of hire between a hire purchaser lender and a member of the Group as hirer;

“investments” means at any time the aggregate of:-

(i)                        cash at bank and in hand;

(ii)                    deposits (including, for the avoidance of doubt, certificates of deposit) for a term not exceeding six months and money at call; and

(iii)                 securities which are issued by the Government of the United Kingdom which are traded on a recognised investment exchange;

“Latest Accounts” means in the case where:-

(i)                        the Company has no subsidiary undertakings the latest published Balance Sheet of the Company; or

(ii)                    the Company has subsidiary undertakings but there is no Consolidated Balance Sheet of the Group, the respective latest published Balance Sheets of the companies comprising the Group; or

(iii)                 the Company has subsidiary undertakings only some of whose Balance Sheets are consolidated in the latest published Consolidated Balance Sheet of the Group, the latest published Consolidated Balance Sheet of the Group together with the latest published Balance Sheets of those subsidiaries whose Balance Sheets are not included in the Consolidated Balance Sheet of the Group; or

(iv)                the Company has subsidiary undertakings all of whose Balance Sheets are consolidated in the latest published Consolidated Balance Sheet of the Group, the latest published Consolidated Balance Sheet of the Group;

“moneys borrowed” shall be interpreted in accordance with Article 126.4;

“outside interests” means the proportion of the nominal amount of the issued equity share capital of a partly-owned subsidiary undertaking which is not attributable, directly or indirectly, to the Company; and

“subsidiary undertaking” shall be construed as a subsidiary undertaking of the Company and

“subsidiary undertakings” shall be construed accordingly.

126.2       Maximum limit on borrowings

The Directors shall restrict the moneys borrowed by the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate principal amount (including any fixed or minimum premium payable on final redemption or repayment) at any one time outstanding in respect of all moneys borrowed (whether secured or not) by the Group (exclusive of moneys borrowed by any member of the Group from any other member of the Group, subject to paragraph 126.4.3 of Article 126.4), subject as hereinafter provided, shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to 3 times the Adjusted Capital and Reserves, provided that prior to the publication of the Consolidated Balance Sheet of the Group for the accounting period ending on 31 March 2005 such aggregate principal amount shall be limited to £8,000,000.

126.3       Adjusted Capital and Reserves

For the purposes of this Article 126, the expression “Adjusted Capital and Reserves” shall mean at the relevant time the aggregate of:-

(i)                       the amount for the time being paid up or credited as paid up on the issued share capital of the Company; and

(ii)                    the total of the net reserves of the Group (including, without prejudice to the foregoing generality, any share premium account, capital redemption reserve, property revaluation reserve and statutory reserve) and after adding any credit balance or deducting any debit balance on the profit and loss account;

all based on the Latest Accounts after:-

(i)                       making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in such share capital and/or reserves and so that for this purpose (aa) if the Company proposes to issue or has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys so underwritten (not being moneys payable later than six months after the date on which the underwriting becomes unconditional) shall be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when the underwriting becomes unconditional) and (bb) subject as aforesaid, share capital (including any premium) shall be deemed to have been paid up as soon as it has been unconditionally agreed to be subscribed or taken up by any person (provided it is to be so subscribed or taken up within six months of such agreement);

(ii)                    excluding any sums attributable to outside interests in any subsidiary undertakings and making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings since the date of the Latest Accounts;

(iii)                 deducting the gross amount of any distributions declared, recommended or made by a member of the Group (other than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the Latest Accounts to the extent that any such distributions are not provided for therein;

(iv)                deducting any amount referable to goodwill or any intangible asset;

(v)                   making such other adjustments (if any) as the auditors may consider appropriate to provide for the carrying into effect of the transaction for the purpose of which the Adjusted Capital and Reserves requires to be calculated or otherwise including, without prejudice to the foregoing generality, making all adjustments, if the calculation is required for the purpose of, or in connection with, a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, as would be appropriate if such transaction had been carried into effect.

126.4       Moneys borrowed

126.4.1               For the purposes of this Article 126, “moneys borrowed” shall be deemed to include (but shall not be restricted to) the following, except in so far as otherwise taken into account:-

(i)                        the principal amount for the time being outstanding and owing by a member of the Group in respect of any loan capital or debenture, whether issued, in whole or in part, for cash or otherwise;

(ii)                     the principal amount raised by a member of the Group by acceptances under any acceptance credit opened on its behalf and in its favour by any bank or accepting house (not being acceptances in respect of the purchase or sale of goods or the provision of services in the ordinary course of business which are outstanding for six months or less);

(iii)                  the nominal amount of any issued share capital and the principal amount of any borrowings of any person (together, in each case, with any fixed or minimum premium payable on final redemption or repayment) the redemption or repayment of which is guaranteed or is wholly or (to the extent that the same is partly secured) partly secured or the subject of an indemnity granted by a member of the Group (but excluding any such share capital which is for the time being beneficially owned by, and (as determined in accordance with paragraph 126.4.3 below) any such borrowings which are for the time being owed to, a member of the Group);

(iv)                 the nominal amount of any share capital (not being equity share capital) of any subsidiary undertaking owned otherwise than by the Company or another subsidiary undertaking;

(v)                    any fixed or minimum premium payable on final redemption or repayment of any loan capital, debentures, share capital or other moneys borrowed (or, in the case of an index-linked stock or other index-linked obligation, the highest amount that would be repayable thereon under the provisions of the instrument constituting or regulating such stock or obligation if such stock or obligation was to be redeemed on the date on which the calculation falls to be made); and

(vi)                 any amount in respect of a hire purchase agreement or of a finance lease payable in either case by a member of the Group which would be shown as being so payable in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts.

126.4.2                For the purposes of this Article 126, “moneys borrowed” shall be deemed not to include the following :-

(i)                        borrowings incurred by a member of the Group for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the Group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency fulfilling a similar function up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

(ii)                     borrowings by a member of the Group before, and outstanding after, it becomes a subsidiary undertaking of the Company and amounts secured on an asset before, and remaining so secured after, it is acquired by a member of the Group until six months after the undertaking becomes a subsidiary undertaking or the asset is acquired, as the case may be;

(iii)                  any guarantee or indemnity given by any member of the Group in respect of an amount or obligation deemed not to be “moneys borrowed” under the provisions of this Article 126; and

(iv)                 amounts borrowed (including any fixed or minimum premium payable on repayment (or, in the case of an index-linked stock or other index-linked obligation, the highest amount that would be repayable thereon under the provisions of the instrument constituting or regulating such stock or obligation if such stock or obligation were to be redeemed on the date on which the calculation falls to be made)) for the purpose of repaying (and intended to be so applied within six months of being first borrowed) the whole or any part of borrowings or other indebtedness of any member of the Group for the time being outstanding pending their application for such purpose within such period.

126.4.3            For the purposes of this Article 126:-

(i)                        moneys borrowed by a partly-owned subsidiary undertaking and not owing to another member of the Group shall (notwithstanding paragraph 126.4.1 above) be taken into account subject to the exclusion of a proportion of such moneys borrowed attributable to outside interests;

(ii)                     moneys borrowed from and owing to a partly-owned subsidiary undertaking by another member of the Group shall, subject to paragraph 126.4.1 above and sub-paragraph (iii) below, be taken into account to the extent of the proportion of such moneys borrowed attributable to the outside interests in such partly owned subsidiary undertaking; and

(iii)                  in the case of moneys borrowed from and owing to a partly owned subsidiary undertaking by another partly-owned subsidiary undertaking, the amount which would otherwise be taken into account under sub-paragraph (ii) above shall be reduced to the extent of the proportion of such amount which is attributable to the outside interests in the borrowing subsidiary undertaking.

126.4.4             There shall be off-set against the amount of moneys borrowed any amounts beneficially owned by a member of the Group which represent the value of investments which would be shown as current assets in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, subject, in the case of investments which are beneficially owned by a partly-owned subsidiary undertaking, to the exclusion of a proportion thereof attributable to outside interests.

126.4.5            For the avoidance of doubt, no amount shall be taken into account more than once in any calculation of moneys borrowed.

126.5       Conversion into sterling

When the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular borrowing which is then outstanding and which is denominated or repayable in a currency other than sterling shall:-

(i)                                     with the exception of Excepted Foreign Currency Borrowings, be translated into sterling either (a) at the rate of exchange used for the conversion of that currency in the Latest Accounts or (b) if no rate was used, at the middle market rate of exchange Prevalling in London at the close of business on the date of the Latest Accounts, but if the amount in sterling resulting from the conversion at that rate would be greater than that resulting from conversion at the middle market rate of exchange prevailing in London at the close of business on the business day immediately preceding the day on which the calculation falls to be made, the latter rate shall apply instead.

(ii)                                  In the case of any Excepted Foreign Currency Borrowings, be translated into sterling at the rate of exchange which would be applicable to such moneys borrowed on their repayment to the extent that such rate of exchange is fixed under any exchange cover scheme in connection with such moneys borrowed, provided that, where it is not possible to determine the rate of exchange applicable at the time of repayment of such moneys borrowed, they shall be translated into sterling under the terms of the applicable exchange cover scheme on such basis as may be agreed with, or determined by, the auditors or, if it is agreed with the auditors not to be practicable, in accordance with the provisions of sub-paragraph (i) above.

Where any deduction, exclusion or adjustment requires to be made for the purpose of ascertaining the Adjusted Capital and Reserves in accordance with Article 126.3 and the amount of such deduction, exclusion or adjustment is in a currency other than sterling, the appropriate deduction, exclusion or adjustment shall be made after such amount has been translated into sterling at the rate of exchange used in the preparation of the Latest Accounts and, if there is no such rate, the rate of exchange prevailing in London at the close of business on the last business day in the financial period to which the Latest Accounts relate.

126.6       Fluctuating amounts of moneys borrowed

The Company shall not be in breach of the borrowing limit under this Article 126 by reason of the limit being exceeded as a result only of any fluctuation in rates of exchange or any other matter wholly outwith the control of the Company provided that within six months of the Directors becoming aware of any such fluctuations or change which would but for this provision have caused such a breach the aggregate principal amount as aforesaid is reduced to an amount not exceeding the said limit.

126.7       Validity of borrowing arrangements

No person dealing with the Company or any of its subsidiary undertakings in good faith shall, by reason of the foregoing provisions, be concerned to see or inquire whether the limits imposed by this Article 126 are observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or the security was given, express notice that the said limit had been or would thereby be exceeded. A certificate signed by two Directors that the amount of any moneys borrowed is within the said limits shall for the purposes of this Article 126.7 be conclusive evidence in any question between any such person and the Company.

126.8       Certification by auditors

A certificate or report by the auditors as to the amount of Adjusted Capital and Reserves or as to the amount of moneys borrowed or to the effect that the limit imposed by this Article 126 has or has not been or will or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact.

SECRETARY

127.          Secretary

The company secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any such company secretary so appointed may, at any time, be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit by the Directors, two or more persons may be appointed as joint company secretaries. The Directors may also appoint, from time to time, on such terms as they may think fit, one or more deputy company secretaries and assistant company secretaries. Anything by the Statutes or by these Articles required or authorised to be done by or to the company secretary may, if the office is vacant or there is for any other reason no company secretary capable of acting, be done by or to any deputy or assistant company secretary, or if there is no deputy or assistant company secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors. Anything by the Statutes or by those Articles required or authorised to be done by or to a Director and the company secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the company secretary.

SEALS

128.          Common and securities seals

128.1       Authority to use seals

The Directors shall provide for the safe custody of any seal and any securities seal and neither shall be used without the authority of the Directors or a committee authorised by the Directors on their behalf.

128.2       Subscription on behalf of the Company

Every deed, contract, document, instrument or other writing to which any such seal shall be affixed shall (except as permitted by Article 128.3) be subscribed on behalf of the Company by two of the Directors of the Company, or by a Director and the Secretary, or by two persons authorised to subscribe such deed, contract, document, instrument or other writing on its behalf.

128.3        Use of seals

Any such securities seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the securities seal shall not be signed.

129.           Official seal for use abroad

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

AUTHENTICATION OF DOCUMENTS

130.           Authentication of documents

Any Director or the Secretary or any person appointed by the Directors or by a duly authorised committee of the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (whether in an instrument or electronic form), any resolutions passed by the Company or the Directors or any committee of the Directors (whether in physical form or electronic form) and any books, records, documents and accounts relating to the business of the Company (whether in physical form or electronic form), and to certify copies thereof or extracts therefrom as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the office the officer, servant or agent of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or any class of members of the Company or of the Directors or any committee of the Directors which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes are or such extract is a true and accurate record of proceedings at a duly constituted meeting.

MINUTES AND BOOKS

131.           Keeping of minutes and books

The Directors shall cause minutes to be made in books to be provided for the purpose:-

(i)                        of all appointments of officers made by the Directors;

(ii)                     of the names of the Directors or their alternates and any other persons present at each meeting of Directors and of any committee formed under Article 117.1; and

(iii)                  of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees formed under Article 117.1.

Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

132.           Safeguarding of minutes and books

Any register, index, minute book, book of account or other book required by these Articles or the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner authorised by the Statutes. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery of falsification.

DIVIDENDS

133.           Declaration and apportionment of dividends

The Company may, by ordinary resolution, declare dividends in accordance with the respective rights of the members, but no dividend shall be payable except out of the profits of the Company available for distribution under the provisions of the Statutes and these Articles or in excess of the amount recommended by the Directors. Subject to any priority, preference or special rights as to dividends attached by or in accordance with these Articles to any class of shares, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article 133, no amount paid on a share in advance of calls shall be treated as paid on the share.

134.           Interim dividends

Subject to the provisions of the Statutes, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferential rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

135.           Interest not payable

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company, unless otherwise provided by the rights attached to the share.

136.           Permitted deductions

The Directors may deduct from any dividend or other moneys payable to any member, whether alone or jointly with any other member, on or in respect of a share all sums of money (if any) presently payable by him, whether alone or jointly with any other member, to the Company on account of calls or otherwise in relation to shares in the Company.

137.           Retention of dividends

The Directors may retain any dividend or other moneys payable on or in respect of a share:-

(i)                        on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or other obligations in respect of which the lien exists; or

(ii)                     in accordance with Article 53.2 or 54.2.

138.           Waiver of dividends

The waiver, in whole or in part, of any dividend on any share by any document shall be effective only if such document is signed by the holder (or the person entitled to the share in consequence of a transmission event) and delivered to the Company and if, or to the extent that, the same is accepted as such or acted upon by the Company.

139.           Unclaimed dividends

Without prejudice to the operation of Article 140, all dividends or other moneys payable on, or in respect of, a share unclaimed after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or other moneys payable on, or in respect of, a share into a separate account shall not constitute the Company a trustee in respect thereof.

140.           Forfeiture of unclaimed dividends

Any dividend unclaimed after a period of twelve years from the date on which such dividend became due for payment shall be forfeited and shall revert to the Company.

141.           Dividends in specis

The Company may, upon the recommendation of the Directors, by ordinary resolution direct payment of a dividend, in whole or in part, by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) to the member or person entitled thereto in consequence of a transmission event and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may (i) settle the same as they think expedient and, in particular, may issue fractional certificates or may authorise any person to sell and transfer any fractions or may disregard fractions altogether, (ii) fix the value for distribution of such specific assets or any part thereof, (iii) determine that cash payments shall be made to any members on the basis of the value so fixed in order to adjust the rights of those entitled to participate in the dividend and (iv) vest any such specific assets in trustees as may seem expedient to the Directors. When deemed requisite, a proper contract shall be filed in accordance with the Statutes and the Directors may appoint any person to sign such contract on behalf of the persons entitled to such distribution of specific assets.

142.           Payment of dividends

142.1        Procedure for payment

142.1.1                                 Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque, warrant or other financial instrument sent through the post to the registered address of the member or person entitled thereto in consequence of a transmission event (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of a transmission event, to any one of such persons), or to such person and such address as such member or person or persons may in writing direct. Every such cheque, warrant or other financial instrument shall be made payable to, or to the order of, the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of a transmission event may in writing direct. Any such cheque, warrant or other financial instrument may be crossed “account payee only” although the Company shall not be obliged to do so. Any such dividend or other moneys may also be paid by any bank or other funds transfer system as the Directors may consider appropriate and to or through such person as the member or the person entitled thereto in consequence of a transmission event (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of a transmission event, any one of such persons) may in writing direct and the Company shall have no responsibility for any such dividend and other moneys lost or delayed in the course of any such transfer or when it has acted on any such direction. Payment of the cheque, warrant or other financial instrument by the bank or other financial institution upon whom it is drawn or transfer of the funds by the bank or institution instructed to make the same shall be a good discharge to the Company. Every such cheque, warrant or other financial instrument shall be sent and every such transfer of funds shall be made at the risk of the person or persons entitled to the money represented thereby. If any such cheque, warrant or other financial instrument has, or shall be alleged to have been, lost, stolen or destroyed, the Directors may, at the request of the person entitled thereto, issue a replacement cheque, warrant or other financial instrument subject to compliance with such conditions as to evidence and indemnify end the payment of such out-of-pocket expenses incurred by the Company in connection with the request as the Directors may think fit.

142.1.2                                 Notwithstanding any other provision of these Articles relating to payments in respect of shares, where:-

(i)                        the Directors determine to make payments in respect of uncertificated shares through the relevant system, they may also determine to enable any holder of uncertificated shares to elect not to so receive dividends through the relevant system and, in such event, establish procedures to enable such holder to make, vary or revoke any such election; and

(ii)                     the Company receives an authority in respect of such payments in respect of shares in a form satisfactory to it from a holder of any share the person entitled thereto in consequence of a transmission event (or, if there are 2 or more such persons, any one of them) (whether such authority is given in writing or by means of the relevant system or otherwise), the Company may make, or procure the making of, such payments in accordance with such authority and any payment made in accordance with such authority shall constitute a good discharge therefor.

142.2                 Cessation of payment to untraced shareholders

If, on two or more consecutive occasions, cheques, warrants or other financial instruments in payment of dividends or other moneys payable on, or in respect of, any share have been sent through the post in accordance with the provisions of Article 142.1 but have been returned undelivered or left uncashed during the periods for which the same are valid or if, following one such occasion, reasonable enquiries have failed to establish any new postal address of the registered holder, the Company need not thereafter despatch further cheques, warrants or other financial instruments in payment of dividends or other moneys payable on or in respect of the shares in question until the member or other person entitled thereto shall have communicated with the Company in respect of the share and supplied in writing to the transfer office a postal address for the purpose.

143.                        Receipts where joint holders

If two or more persons are registered as joint holders of any share or are entitled jointly to a share in consequence of a transmission event, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

144.                        Scrip dividends

Subject to approval by ordinary resolution of the Company, the Directors may, in respect of any dividend declared or proposed to be declared at any time during the period specified in such resolution (and provided that an adequate number of unissued shares is available for the purpose), determine and announce that shareholders will be entitled to elect to receive in lieu of any cash dividend (or part thereof) an allotment of additional shares credited as fully paid. Any such announcement shall, where practicable, be made prior to or contemporaneously with the announcement of the dividend in question (the “relevant dividend”) and any related information as to the Company’s profits for such financial period or part thereof. In any such case the following provisions shall apply:-

(i)                                     the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value calculated by reference to the average quotation of the additional shares (including any fractional entitlement) to be allotted in lieu of any amount of relevant dividend shall equal such amount. For such purpose the “average quotation” of a share shall be the average of the middle market quotations of shares of the same class on the London Stock Exchange, as derived from the Daily Official List of the UK Listing Authority, on each of the first five consecutive business days on which such shares are quoted ex the relevant dividend. A certificate or report by the auditors as to the amount of the average quotation in respect of any relevant dividend shall be conclusive evidence of that amount;

(ii)                                  the Directors shall, after determining the basis of allotment, give notice in writing to the members of the right of election accorded to them and shall send with or following such notice forms of election specifying the procedure to be followed and the place at which and the latest date and time by which duty completed forms of election must be lodged in order to be effective;

(iii)                               the relevant dividend (or that part of the relevant dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the “elected shares”), and in lieu thereof additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of additional shares to be allotted on such basis and apply the same is paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(iv)                              the additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue, save only as regards participation in the relevant dividend (or share election in lieu);

(v)                                 the Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter into, on behalf of all the members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned;

(vi)                              notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the relevant dividend shall be payable wholly in cash after all and if they so determine then all elections made shall be disregarded. The relevant dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be traded on the Alternative Investment Market of the London Stock Exchange or ceases to be listed on the Official List of the UK Listing Authority (as appropriate) at any time prior to the due date of issue of the additional shares or if the listing is suspended and not reinstated by the date immediately preceding the due date of such issue; end

(vii)                           the Directors may on occasion determine that rights of election shall not be made available to any members with registered postal addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.

CAPITALISATION OF PROFITS AND RESERVES

145.                        Capitalisation of profits and reserves

The Directors may, with the authority of an ordinary resolution of the Company:-

(i)                                     subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund including the Company’s share premium account and capital redemption reserve;

(ii)                                  appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid up and the sum was then distributable and was distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares (of more than one class, if appropriate) or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid up to those members, or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article 145, only be applied in paying up unissued shares to be allotted to members credited as fully paid up;

(iii)                               resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend;

(iv)                              make such provision by authorising the sale and transfer to any person of shares or debentures representing fractions to which any members would become entitled or by the issue of fractional certificates (or by ignoring fractions) or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions;

(v)                                 authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

(vi)                              generally do all acts and things required to give effect to such resolution as aforesaid.

146.           Avoidance of discounts on exercise of employees’ share options

Where, pursuant to an employees’ share scheme, the Company has granted options to subscribe for shares on terms which provide, Inter alia, for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to the provisions of the Statutes, the Directors may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 145 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot such shares fully paid accordingly. The provisions of sub-paragraphs (iii) to (vi) inclusive of Article 145 shall apply mulatis mutandis to this Article 146 (but as if the authority of an ordinary resolution of the Company were not required).

ACCOUNTS

147.           Right to inspect accounts

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the office or, subject to the Statutes, at such other place or places as the Directors think fit and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statutes or ordered by a court of competent jurisdiction or authorised by the Directors or by an ordinary resolution of the Company.

148.           Preparation and laying of accounts

The Directors shall, from time to time in compliance with the provisions of the Statutes, cause to be prepared and to be laid before a general meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be required by the Statutes.

149.           Accounts to be sent to members

Subject to the provisions of Article 150, a printed copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be attached or annexed thereto) and of the Directors’ and auditors’ reports shall, not less than twenty one days before the date of the meeting, be sent to the postal address in accordance with Article 153.2 (or the address for the purposes of electronic communication) of every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that (i) this Article 149 shall not require a copy of such documents to be sent to more than one of any joint holders or to any person who is not entitled to receive notices of meetings or of whose postal address or address for the purpose of electronic communication the Company is not aware and (ii) the accidental omission to send such documents or to give and effect such electronic communication to, or the non-receipt of any such document or electronic communication by, any person entitled thereto shall not invalidate any proceedings at the relevant annual general meeting. In the event of the Company becoming aware that the first attempt at an electronic communication in accordance with this Article 149 has not been successful, a second attempt at the electronic communication shall be made and in the event of the Company becoming aware that the second attempt at the electronic communication has not been successful a third attempt at the electronic communication shall be made. In the event of the Company becoming aware that the third attempt at the electronic communication has not been successful, a hard copy of the communication will be sent to the last postal address known (if any) by the Company of the person or persons to whom the electronic communications have attempted to be made. Whenever all or any of the shares or debentures or other securities of the Company shall for the time being be listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange and/or admitted to listing, trading and/or quotation by any other listing authority, stock exchange and/or quotation system, there shall be forwarded to the appropriate officer of such stock exchange such number of copies of such documents as may for the time being be required under its regulations or practice.

150.           Summary financial statements

The Company need not, subject to the provisions of the Statutes or any regulations made thereunder and the rules of the UK Listing Authority so permitting and if the Directors so decide, send copies of the documents specified in Article 149 to those persons mentioned in Article 149 as being entitled to receive such documents but may instead send to those persons at their respective postal addresses or addresses for the purposes of electronic communication a summary financial statement derived from the Company’s annual accounts and the Directors’ report in such form and containing such information as may be required by the Statutes or any regulations made thereunder and the rules of the UK Listing Authority and provided further that copies of the documents specified in Article 149 shall be sent to any such person (at such person’s postal address or, address for the purpose of electronic communication) who wishes to receive them and the Company shall comply with any provisions of the Statutes or any regulations made thereunder as to the manner in which it is to ascertain whether a member wishes to receive them.

AUDITORS

151.           Validity of acts of auditors

Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

152.           Rights of auditors

The auditors shall be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors.

NOTICES

153.           Notices

153.1        Notice in writing

Any notice to be given to or by any person pursuant to those Articles shall be in writing or where permitted by the Statutes by electronic communication.

153.2        Method of giving notice to members

Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address or in accordance with Article 153.3, but share certificates shall not be capable of delivery by electronic communication. A member who (having no registered postal address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices personally or by post from the Company. In the case of a member registered in an overseas branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such overseas branch register is maintained. Where a notice or other document is served or delivered in accordance with these Articles by post, service or delivery shall be deemed to be effected at the expiration of twenty four hours after the time when the cover containing the same is posted and, in proving such service or delivery, it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Any notice sent using electronic communication shall be deemed to be effected at the expiration of twenty four hours after the time the same was sent and, in proving such sending, it shall be sufficient to prove that the notice was sent in accordance with the guidance for notices given electronically issued from time to time and for the time being by The Institute of Chartered Secretaries and Administrators. Any notice or document not sent by post but left at a registered address in the United Kingdom shall be deemed to have been served or delivered on the day it was so left.

153.3        Method of giving notice by electronic communication

The Company may, subject to the provisions of the Statutes, give or send to any member any notice or other document (excluding a share certificate) by electronic communication where:-

(i)                       the Company and that member have agreed to the use of electronic communication for sending copies of notices or other documents to the member and:-

(i)(a)                                            the notice is, or the documents are, a notice or document to which the agreement applies; and

(i)(b)                                           the copy notice or the copy documents is or are sent to the member, using electronic communication, to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company for that purpose; or

(ii)                    the Company and that member have agreed to that member having access to the notice or the documents on a website (in replacement of the notice or the documents being sent to the member) and:-

(ii)(a)                                         the notice or documents is or are a notice or documents to which the agreement applies; and

(ii)(b)                                        the member is notified in a manner for the time being agreed for the purpose between the member and the company of:-

(ii)(b)(1)                            the publication of the notice or the documents on a website;

(ii)(b)(2)                            the address of that website;

(ii)(b)(3)                          the place on that website where the notice or documents may be accessed and how it or they may be accessed; and

(ii)(b)(4)                          the period of time for which the notice or documents will be available on the website, which must be for a period of not less than twenty one days from the date of notification or, if later, until the conclusion of any meeting of the members of the Company to which the notice or documents relates of relate; and

(ii)(c)                                         the notice or documents is or are published on that website throughout the period referred to in subparagraph (ii)(b)(4) above, provided that, if the notice or documents is or are published on that website for part of but not all of such period, the notice or documents will be treated as published throughout that period if the failure to publish the notice or those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

Where a notice or other document is given or sent by electronic communication, it shall be deemed to have been given or sent at the expiration of twenty-four hours from the time:-

(1)                    it was sent to an address supplied by the member for the purpose of electronic communication to the member if the notification is given in accordance with sub-paragraph (i) of this Article 153.3, or

(2)                    of notification to the member of its publication on a website if the notification is given in accordance with sub-paragraph (ii) of this Article 153.3.

In proving whether such notice or other document was sent it shall be sufficient to prove that the notice or document was sent in accordance with the guidance for notices given electronically issued from time to time and for the time being by The Institute of Chartered Secretaries and Administrators.

153.4        Method of giving notice to the Company

Save as otherwise provided in those Articles, any notice or other document required to be served on or delivered or sent to the Company or any officer of the Company may be served, delivered or sent by delivering the same by hand or sending it through the post in a prepaid cover addressed to the Company or to such officer of the Company at the office or such other place as the Company may specify or sending it, using electronic communication, to an address specified for the receipt of such notices in accordance with these Articles or any such address as the Company may specify.

153.5        Signature on notices

The signature on any notice required to be given by the Company may be typed or printed or otherwise written or reproduced by mechanical means.

154.           Notice to joint holders

In respect of joint holdings, all notices shall be given to that one of the joint holders whose name stands first in the register of members and notice so given shall be sufficient notice to all the joint holders in their capacity as such.

155.           Notice to persons entitled by transmission

A person entitled to a share in consequence of a transmission event, upon such evidence being produced as may from time to time properly be required by the Directors to show his title to the share and upon supplying a postal address within the United Kingdom for the service of notices, or an address for the purpose of electronic communication, shall, save as herein otherwise expressly provided, be entitled to have served upon or delivered, or sent using electronic communication, to him at such address any notice or document to which the member but for the transmission event would be entitled, and such service, delivery or sending shall for all purposes be deemed a sufficient service, delivery or sending of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address (including an address for the purpose of electronic communication) has been supplied, a notice may be given in any manner in which it might have been given if the transmission event had not occurred.

156.           Untraced members

If at any time the Company is using electronic communication and becomes aware that the first electronic notification has not been successful a second attempt at the electronic communication shall be made and in the event of the Company becoming aware that the second attempt at the electronic notification has not been successful a third attempt at the electronic communication shall be made. In the event of the Company becoming aware that the third attempt at the electronic communication has not been successful, a hard copy of the communication have be sent to the last postal address (if any) known by the Company of the person or persons to whom the electronic communications have attempted to be made. A notice sent by electronic communication shall be deemed undelivered if the Company receives notification that the notice was not delivered to the address to which it was sent.

If on three consecutive occasions notices have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, or if, after any one such occasion, the Directors or any committee authorised by the Directors on their behalf are of the opinion, after the making of all reasonable enquiries, that any further notices to such member would, if sent as aforesaid, likewise be returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company in respect of his shares and supplied in writing to the transfer office a new registered address or address within the United Kingdom for the service of notices.

157.           Notice during disruption of postal services

If at any time, by reason of the suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post or using electronic communication if at least seven clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

158.           Deemed notice

A member present in person or by proxy at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

159.           Successors in title bound by notice to predecessor

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title; but this Article 159 shall not apply to a notice given under section 212 of the Act.

160.           Statutory requirements

Nothing in any of Articles 153 to 159 (inclusive) and Article 161 shall affect any requirement of the Statutes that any particular offer, notice or other document be given in any particular manner.

RECORD DATES

161.           Record dates

161.1        Record date for service of notices, etc

Any notice or other document may be served or delivered, or if in accordance with Article 153.3 sent using electronic communication, by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service, delivery or sending. No change in the register after that time shall invalidate that service or delivery.

161.2        Record date for dividends, issues of shares, etc

Notwithstanding any other provision of these Articles but without prejudice to the rights of the holders of any shares to receive any dividend on a date or dates fixed by the terms of issue of or the rights attaching to such shares, the Company or the Directors may by resolution specify any date (the “record date”) as the date at the close of business on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue or other right and such record date may be on, or at any time before or after, the same is recommended, resolved declared, announced, paid, allotted, issued or offered but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

WINDING UP

162.           Distribution of assets otherwise than in cash

If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of an extraordinary resolution and any other sanction required by law, divide among the members to specie the whole, or any part of, the assets of the Company and that whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. Any such division may be other than in accordance with the existing rights of the members, but if any division is resolved otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 110 of the Insolvency Act 1986. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit but so that no member shall be compelled to accept any shares or other property in respect of which there is a liability or potential liability.

PROVISIONS FOR EMPLOYEES

163.           Provisions for employees

The Directors may, by resolution, exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation, or the transfer to any person, of the whole, or part of, the undertaking of the Company or any such subsidiary undertaking.

INDEMNITY

164.           Indemnity of officers and employees

Subject to the provisions of and so far as may be consistent with the Statutes, but without prejudice to any indemnity to which such person may otherwise be entitled, every Director, Secretary, other officer and employee of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. The indemnity shall not apply to the extent that the officer or employee recovers from another person.

165.           Indemnity against claims in respect of shares

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any member or in respect of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:-

(i)                        a transmission event;

(ii)                     the non-payment of any Income tax or other tax by such member;

(iii)                  the non-payment of inheritance tax or any estate, probate, succession, death, stamp or other duty by the executors or administrators or other legal personal representatives of such member or by or out of his estate; or

(iv)                 any other act or thing;

the Company in every such case:-

(A)                 shall be fully indemnified by such member or his executor or administrators or his other legal representatives from all liability; and

(B)                   may recover as a debt due from such member or his executors or administrators or his other legal personal representatives wherever constituted or residing any moneys paid by the Company under or in consequence of any such law together with interest thereon at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, twenty per cent per annum) as the Directors may determine from the date of payment by the Company to the date of repayment by the member or his executors or administrators or his other legal personal representatives.

Nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his executors, administrators or other legal personal representatives and estate wheresoever constituted or situated, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.